                                                                   EXHIBIT 10.13

================================================================================

                                U.S. $80,000,000

                          Second Amended and Restated
                               Credit Agreement,

                                  dated as of

                               December 19, 1997

                (amending and restating the Amended and Restated
                 Credit Agreement, dated as of July 30, 1997),


                                     among


                             Talton Holdings, Inc.,
                                as the Borrower,


                        Various Financial Institutions,
                                as the Lenders,


                      Canadian Imperial Bank of Commerce,
                  as Administrative Agent, Documentation Agent
                             and Syndication Agent


                                      and


                          First Source Financial LLP,
                                  as Co-Agent.

--------------------------------------------------------------------------------


                                  Arranged by

                       Canadian Imperial Bank of Commerce

================================================================================

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
     1.1.  Defined Terms.................................................
     1.2.  Use of Defined Terms..........................................
     1.3.  Cross-References..............................................
     1.4.  Accounting and Financial Determinations.......................

ARTICLE II COMMITMENTS, LOANS, BORROWING PROCEDURES AND NOTES
     2.1.  Commitments...................................................
           2.1.1.  Term Loan Commitment..................................
           2.1.2.  Revolving Loan Commitment.............................
           2.1.3.  Letter of Credit Commitment...........................
           2.1.4.  Lenders Not Required to Make the Loans................
           2.1.5.  Issuer Not Required to Issue Letters of Credit........
     2.2.  Reduction of Revolving Loan Commitment Amount.................
     2.3.  Borrowing Procedure...........................................
     2.4.  Continuation and Conversion Elections.........................
     2.5.  Funding.......................................................
     2.6.  Issuance Procedures...........................................
           2.6.1.  Other Lenders' Participation..........................
           2.6.2.  Disbursements.........................................
           2.6.3.  Reimbursement.........................................
           2.6.4.  Deemed Disbursements..................................
           2.6.5.  Nature of Reimbursement Obligations...................
     2.7.  Notes

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
     3.1.  Repayments and Prepayments; Application.......................
           3.1.1.  Repayments and Prepayments............................
           3.1.2.  Application...........................................
     3.2.  Interest Provisions...........................................
           3.2.1.  Rates.................................................
           3.2.2.  Post-Maturity Rates...................................
           3.2.3.  Payment Dates.........................................
     3.3.  Fees..........................................................
           3.3.1.  Commitment Fee........................................
           3.3.2.  Administrative Agent's Fee............................
           3.3.3.  Letter of Credit Fee..................................
           3.3.4.  No Other Fees.........................................

ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
     4.1.  LIBO Rate Lending Unlawful....................................
     4.2.  Deposits Unavailable..........................................
     4.3.  Increased LIBO Rate Loan Costs, etc. .........................
     4.4.  Funding Losses................................................
     4.5.  Increased Capital Costs.......................................
     4.6.  Taxes.........................................................
     4.7.  Payments, Computations, etc. .................................
     4.8.  Sharing of Payments...........................................
     4.9.  Setoff........................................................
     4.10. Defaulting Lenders............................................

ARTICLE V CONDITIONS TO BORROWING
     5.1.  Initial Borrowing.............................................
           5.1.1.  Resolutions, etc. ....................................
           5.1.2.  Delivery of Notes.....................................
           5.1.3.  Delivery of Certain Documents.........................
           5.1.4.  Refinancing or Payment of Outstanding Indebtedness,
                   etc. .................................................
           5.1.5.  Pro Forma Balance Sheet and Business Plan.............
           5.1.6.  Security Agreement Amendments.........................
           5.1.7.  Affirmation and Consent...............................
           5.1.8.  Pro Forma Compliance Certificate......................
           5.1.9.  Solvency Certificate..................................
           5.1.10. Closing Date Certificate..............................
           5.1.11. Opinions of Counsel...................................
           5.1.12. Insurance.............................................
           5.1.13. Closing Fees, Expenses, etc. .........................
           5.1.14. Operating Contracts...................................
     5.2.  All Borrowings................................................
           5.2.1.  Compliance with Warranties, No Default, etc. .........
           5.2.2.  Credit Extension Requests.............................
           5.2.3.  Satisfactory Legal Form...............................
     5.3.  Borrowings for Related Acquisitions...........................
           5.3.1.  Related Acquisitions Consummated......................
           5.3.2.  Approvals.............................................
           5.3.3.  Collateral; Filings...................................

ARTICLE VI REPRESENTATIONS AND WARRANTIES
     6.1.  Organization, etc. ...........................................
     6.2.  Due Authorization, Non-Contravention, etc. ...................
     6.3.  Government Approval, Regulation, etc. ........................
     6.4.  Validity, etc. ...............................................
     6.5.  Financial Information.........................................
     6.6.  No Material Adverse Change....................................
     6.7.  Litigation, Labor Controversies, etc. ........................

     6.8.  Compliance With Laws; Authorizations..........................
     6.9.  Subsidiaries..................................................
     6.10. Ownership of Properties.......................................
     6.11. Taxes.........................................................
     6.12. Pension and Welfare Plans.....................................
     6.13. Environmental Warranties......................................
     6.14. Regulations G, U and X........................................
     6.15. Accuracy of Information.......................................
     6.16. Operating Contracts...........................................
     6.17. Solvency......................................................
     6.18. Senior Unsecured Note Instruments.............................
     6.19. No Contractual or Other Restrictions..........................
     6.20. True Copies of Documents......................................
     6.21. Absence of any Undisclosed Liabilities........................

ARTICLE VII COVENANTS
     7.1.  Affirmative Covenants.........................................
           7.1.1.  Financial Information, Reports, Notices, etc. ........
           7.1.2.  Compliance with Laws, etc. ...........................
           7.1.3.  Maintenance of Operating Contracts....................
           7.1.4.  Conduct of Business; Separate Existence; Maintenance
                   of Authorizations.....................................
           7.1.5.  Maintenance of Properties.............................
           7.1.6.  Insurance.............................................
           7.1.7.  Books and Records.....................................
           7.1.8.  Environmental Covenant................................
           7.1.9.  Additional Collateral.................................
           7.1.10. Future Subsidiaries...................................
           7.1.11. Use of Proceeds.......................................
           7.1.12. Interest Rate Protection..............................
     7.2.  Negative Covenants............................................
           7.2.1.  Business Activities...................................
           7.2.2.  Indebtedness..........................................
           7.2.3.  Liens.................................................
           7.2.4.  Financial Condition...................................
           7.2.5.  Investments...........................................
           7.2.6.  Restricted Payments, etc. ............................
           7.2.7.  Limitation on Management and Advisory Fees............
           7.2.8.  Take or Pay Contracts.................................
           7.2.9.  Consolidation, Merger, etc. ..........................
           7.2.10. Asset Dispositions, etc. .............................
           7.2.11. Modification of Certain Agreements....................
           7.2.12. Transactions with Affiliates..........................
           7.2.13. Negative Pledges, Restrictive Agreements, etc. .......
           7.2.14. Changes to Fiscal Year

            7.2.15.   Rental Obligations.................................

ARTICLE VIII EVENTS OF DEFAULT
     8.1.   Listing of Events of Default.................................
            8.1.1.    Non-Payment of Obligations.........................
            8.1.2.    Breach of Warranty.................................
            8.1.3.    Non-Performance of Certain Covenants and
                      Obligations........................................
            8.1.4.    Non-Performance of Other Covenants and Obligations.
            8.1.5.    Default on Other Indebtedness......................
            8.1.6.    Judgments..........................................
            8.1.7.    Pension Plans......................................
            8.1.8.    Control of the Borrower............................
            8.1.9.    Bankruptcy, Insolvency, etc. ......................
            8.1.10.   Impairment of Security, etc. ......................
            8.1.11.   Impairment of Operating Contracts, etc. ...........
     8.2.   Action if Bankruptcy.........................................
     8.3.   Action if Other Event of Default.............................

ARTICLE IX THE AGENTS AND AGENT-RELATED PERSONS
     9.1.   Actions and Indemnity........................................
     9.2.   Funding Reliance, etc. ......................................
     9.3.   Exculpation..................................................
     9.4.   Successor....................................................
     9.5.   Loans by CIBC................................................
     9.6.   Credit Decisions.............................................
     9.7.   Copies, etc. ................................................

ARTICLE X MISCELLANEOUS PROVISIONS
     10.1.  Waivers, Amendments, etc. ...................................
     10.2.  Notices......................................................
     10.3.  Payment of Costs and Expenses ...............................
     10.4.  Indemnification..............................................
     10.5.  Survival.....................................................
     10.6.  Severability.................................................
     10.7.  Headings.....................................................
     10.8.  Execution in Counterparts, Effectiveness, etc. ..............
     10.9.  Governing Law; Entire Agreement..............................
     10.10. Successors and Assigns.......................................
     10.11. Sale and Transfer of Loans and Notes; Participations in
            Loans and Notes..............................................
            10.11.1.  Assignments........................................
            10.11.2.  Participations.....................................
     10.12. Other Transactions...........................................
     10.13. Certain Collateral and Other Matters; Hedging Obligation
            Information..................................................
     10.14. Forum Selection and Consent to Jurisdiction..................
     10.15. Waiver of Jury Trial.........................................

SCHEDULE I     Disclosure Schedule

EXHIBIT A-1    -  Form of Revolving Note
EXHIBIT A-2    -  Form of Term Note
EXHIBIT B-1    -  Form of Borrowing Request
EXHIBIT B-2    -  Form of Issuance Request
EXHIBIT C      -  Form of Continuation/Conversion Notice
EXHIBIT D      -  Form of Lender Assignment Agreement
EXHIBIT E      -  Form of Compliance Certificate
EXHIBIT F      -  Form of Closing Date Certificate
EXHIBIT G      -  Form of Officer's Solvency Certificate
EXHIBIT H      -  Form of Security Agreement Amendment

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 1997, among TALTON HOLDINGS, INC., a Delaware corporation (the "Borrower"), the
                                                                --------
various financial institutions as are, or may from time to time become, parties hereto (collectively, the "Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE,
                           -------
acting by or through one or more of its affiliates, branches or agencies

("CIBC"), as administrative agent (in such capacity, the "Administrative
  ----                                                    --------------
Agent"), as documentation agent (in such capacity, the "Documentation Agent")
-----                                                   -------------------
for the Lenders and as syndication agent (in such capacity, the "Syndication
                                                                 -----------
Agent").
-----


                              W I T N E S S E T H:


     WHEREAS, the Borrower, through its Subsidiaries (such capitalized term, and other terms used herein, to have the meanings provided in Section 1.1), is
                                                          -----------
engaged in the business of providing telephone service to prisons for use by prisoners located in such prisons, together with services ancillary thereto, as well as providing general pay telephone services;

     WHEREAS, pursuant to the Credit Agreement, dated as of December 27, 1996 (the "Original Credit Agreement"), among the Borrower, certain financial
      -------------------------
institutions from time to time party thereto (the "Original Lenders") and CIBC,
                                                   ----------------
as administrative agent and documentation agent thereunder, the Original Lenders made and were committed to make extensions of credit to the Borrower on the terms and conditions set forth therein;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of July 30, 1997 (as amended by Amendment No. 1 thereto, dated as of November 26, 1997, and as further amended, supplemented and otherwise modified prior to the date hereof, the "Existing Credit Agreement"), among the Borrower, certain
                  -------------------------
financial institutions from time to time party thereto (the "Existing Lenders")
                                                             ----------------
and CIBC, as administrative agent and documentation agent thereunder, the parties thereto amended and restated the Original Credit Agreement in its entirety;

     WHEREAS, the Borrower has requested that the Existing Credit Agreement be further amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms of this Agreement, and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Borrower under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, and (b) any outstanding credit extensions made and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated
terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising under the terms of the Existing Credit Agreement); provided,
                                                                     --------
that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

     WHEREAS, in connection with so amending and restating the Existing Credit Agreement and at the time of the effectiveness of such amendment and restatement, the Borrower desires to obtain pursuant to this Agreement from the Lenders

          (a) a Term Loan Commitment pursuant to which Borrowings of Term Loans may be made, in a maximum aggregate principal amount not to exceed $55,000,000, to the Borrower in multiple Borrowings occurring on and subsequent to the Closing Date but prior to the Term Loan Commitment Termination Date; and

          (b) a Revolving Loan Commitment pursuant to which (i) Borrowings of Revolving Loans, in a maximum aggregate outstanding principal amount not to exceed $25,000,000, may be made to the Borrower from time to time and (ii) Letters of Credit, in a maximum Stated Amount not to exceed $5,000,000, may be issued for the account of the Borrower from time to time, in each case from and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; provided that in no event shall the aggregate
                                  --------
     principal amount of all Revolving Loans and all Letter of Credit Outstandings exceed $25,000,000 at any time,

with the proceeds of the Credit Extensions to be used for the purposes set forth in Section 7.1.11;
   --------------

     WHEREAS, all Loans and other Obligations shall continue to be and shall be fully guaranteed pursuant to the Subsidiary Guaranty and fully secured by, among other things, the Borrower Security Agreement, the AmeriTel Security Agreement, the Talton Security Agreement, the Talton Carolina Security Agreement, the Talton STC Security Agreement, the Talton Invision Security Agreement, the Borrower Pledge Agreement, the Investor Pledge Agreement and the Talton Pledge Agreement; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to so amend and restate
                                            ---------
the Existing Credit Agreement to extend such Commitments and make such Loans to the Borrower;

     NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated, as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION  1.1  Defined Terms.  The following terms (whether or not
                   -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition" means any transaction, or any series of related transactions,
      -----------
consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any business (whether through purchase of assets, equity interests, merger or otherwise) or all or substantially all of the assets of any firm, corporation or division thereof or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding equity interests of a Person (other than a corporation or a natural person).

     "Administrative Agent" is defined in the preamble and includes each other
      --------------------                    --------
Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.
                  -----------

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (a) to vote 10% or more of the securities (on a fully diluted basis) or other equity or membership interests having ordinary voting power for the election of directors or managing general partners or members; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Affirmation and Consent" means the Affirmation and Consent to be executed
      -----------------------
and delivered by each of Talton, AmeriTel, Talton STC, Talton Invision and Talton Carolina pursuant to Section 5.1.7, in form and substance satisfactory to
                            -------------
the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Agent" means, as the context may require, the Administrative Agent, the
      -----
Documentation Agent or the Syndication Agent; collectively, the "Agents".
                                                                 ------

     "Agent-Related Persons" means the Agents, any successor thereto appointed
      ---------------------
in accordance with Section 9.4 and their respective Affiliates (including CIBC,
                   -----------
in its role as

Arranger of the Commitments and Loans), together with the officers, directors, employees and agents of each of the foregoing Persons.

     "Agreement" means, on any date, the Existing Credit Agreement, as amended
      ---------
and restated hereby and as from time to time further amended, supplemented, amended and restated or otherwise modified.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate
      -------------------
Loans, a fluctuating rate of interest per annum equal to the higher of:

      (a) the rate of interest most recently announced or established by CIBC at its Domestic Office as its base, reference or prime, as applicable, rate for Dollar loans; and

      (b)  the Federal Funds Rate plus  1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by CIBC in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.
The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "AmeriTel" means AmeriTel Pay Phones, Inc., a Missouri corporation.
      --------

     "AmeriTel Security Agreement" means the Security Agreement executed and
      ---------------------------
delivered by AmeriTel pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Applicable Base Rate Margin" means, with respect to any Base Rate Loan,
      ---------------------------
the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio, as determined initially in accordance with the Compliance Certificate delivered pursuant to Section 5.1.8, and thereafter in accordance with the
                      -------------
Compliance Certificate most recently delivered pursuant to clause (d) of Section
                                                           ----------    -------
7.1.1:
-----

             Total Debt                  Applicable
          to EBITDA Ratio             Base Rate Margin
           --------------             -----------------
        greater than or equal to 5.0:1       2.00%
        greater than or equal to 4.0:1 but   1.75%
        less than 5.0:1
        greater than or equal to 3.0:1 but   1.25%
        less than 4.0:1
        less than 3.0:1                      0.75%

provided that the Applicable Base Rate Margin for the period from the Effective
--------
Date through (and including) the completion of the General Syndication, in any event, shall be 2.25% per annum; provided further that there shall be no
                                 -------- -------
downward adjustment of the Applicable Base Rate

Margin below 2.00% until, in any event, December 31, 1998; provided further
                                                           -------- -------
that if the Borrower shall fail to deliver a Compliance Certificate for a given Fiscal Quarter within the time required by clause (d) of Section 7.1.1, or if
                                           ----------    -------------
any Event of Default shall have occurred and be continuing, then the Applicable Base Rate Margin for the period from the 46th day after the first day of such Fiscal Quarter through (but excluding) the date such Compliance Certificate is delivered shall be 2.00% for the Fiscal Quarter during which the Compliance Certificate was not timely delivered. Any reduction in the Applicable Base Rate Margin shall be effective beginning on the date that is three days following the date on which the Administrative Agent receives the Borrower's Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Applicable Base Rate
                        ----------    -------------
Margin is required to be increased as a result of an increase in the most recently determined Total Debt to EBITDA Ratio, such higher Applicable Base Rate Margin shall be effective as of and retroactive to the first day of the Fiscal Quarter in which such Compliance Certificate was required to be delivered.

     "Applicable LIBO Rate Margin" means, with respect to any LIBO Rate Loan,
      ---------------------------
the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio, as determined initially in accordance with the Compliance Certificate delivered pursuant to Section 5.1.8, and thereafter in accordance with the
                      -------------
Compliance Certificate most recently delivered pursuant to clause (d) of Section
                                                           ----------    -------
7.1.1:
-----

             Total Debt                   Applicable
           to EBITDA Ratio             LIBO Rate Margin
           ----------------            -----------------
       greater than or equal to 5.0:1       3.25%
       greater than or equal to 4.0:1 but   3.00%
       less than 5.0:1
       greater than or equal to 3.0:1 but   2.50%
       less than 4.0:1
       less than 3.0:1                      2.00%

provided that the Applicable LIBO Rate Margin for the period from the Effective
--------
Date through (and including) the completion of the General Syndication, in any event, shall be 3.50% per annum; provided further that if the Borrower shall
                                 -------- -------
fail to deliver a Compliance Certificate for a given Fiscal Quarter within the time required by clause (d) of Section 7.1.1, or if any Event of Default shall
                 ----------    -------------
have occurred and be continuing, then the Applicable LIBO Rate Margin for the period from the 46th day after the first day of such Fiscal Quarter through (but excluding) the date such Compliance Certificate is delivered shall be 3.25% for the Fiscal Quarter during which the Compliance Certificate was not timely delivered. Any reduction in the Applicable LIBO Rate Margin shall be effective beginning on the date that is three days following the date on which the Administrative Agent receives the Borrower's Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Applicable LIBO Rate Margin is required to
----------    -------------
be increased as a result of an increase in the most recently determined Total Debt to EBITDA Ratio, such higher Applicable LIBO Rate Margin shall be effective as of and retroactive to the first day of the Fiscal Quarter in which such Compliance Certificate was required to be delivered.

     "Arranger" means CIBC.
      --------

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Authorized Officer" means, relative to any Obligor, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.
                                  -------------

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Pledge Agreement" means the Pledge Agreement executed and
      -------------------------
delivered by the Borrower pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrower Security Agreement" means the Security Agreement executed and
      ---------------------------
delivered by the Borrower pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrowing" means Loans of the same type and, in the case of LIBO Rate
      ---------
Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.
                                                                  -----------

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1
                                                                    -----------
hereto.

     "Business Day" means:
      ------------

      (a) any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

      (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is covered in clause (a) immediately above
                                             ----------
and on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, the sum of:
      --------------------

      (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

      (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of the
      -----------------------------
Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:
      --------------------------

     (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

     (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

          (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or at least P-1 by Moody's Investors Service, Inc., or

          (ii) any Lender (or its holding company);

      (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

          (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

          (ii)  any Lender; or

      (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i))
                                                             -------------
which

          (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and
                                           -----------         ---

          (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "Cash Interest Expense" means, for any period, the sum of (a) Interest
      ---------------------
Expense required to be paid in cash and (b) the amount of Preferred Dividends, in each case for such period.

     "Casualty Event" means the damage, destruction or condemnation, as the case
      --------------
may be, of property of the Borrower or any of its Subsidiaries.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change in Control" means
      -----------------

     (a) the acquisition directly or indirectly by any Person, or two or more Persons acting in concert, other than the Persons set forth in clause (b) below,
                                                               ----------
of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower;

     (b) the failure of (i) EUFCC and Onyx to own and control at least 10% of the common stock of the Borrower in the aggregate on a fully diluted basis and free and clear of all Liens, (ii) the Existing Talton Shareholders to own and control at least 10% of the common stock of the Borrower in the aggregate on a fully diluted basis and free and clear of Liens, (iii) the Borrower to own and control 100% of the outstanding shares of voting and non-voting stock of each of AmeriTel, Talton, Talton STC and Talton Invision, in each case on a fully diluted basis and free and clear of all Liens and other encumbrances (except in favor of the Administrative Agent, on behalf of the Lenders) or (iv) the majority of the Board of Directors of the Borrower to be comprised of the same members as those who serve on such Board on the Effective Date; or

     (c) any "Change in Control" or "Change of Control" as defined in any Senior Unsecured Note Instrument.

     "CIBC" is defined in the preamble.
      ----                    --------

     "Closing Date" means the date all closing conditions set forth in Section
      ------------                                                     -------
5.1 are satisfied and the initial Borrowing is made under the amendment and
---
restatement of this Agreement, but in no event later than December 31, 1997.

     "Closing Date Certificate" means a certificate of a duly Authorized Officer
      ------------------------
of the Borrower executed and delivered pursuant to Section 5.1.10, substantially
                                                   --------------
in the form of Exhibit F hereto.
               ---------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time to time.

     "Commitment" means, as the context may require, a Lender's Revolving Loan
      ----------
Commitment, Term Loan Commitment or Letter of Credit Commitment.

     "Commitment Amount" means, as the context may require, the Revolving Loan
      -----------------
Commitment Amount, the Term Loan Commitment Amount or the Letter of Credit Commitment Amount.

     "Commitment Termination Date" means, as the context may require, the
      ---------------------------
Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

     "Commitment Termination Event" means:
      ----------------------------

     (a)  the occurrence of any Default described in clauses (a) through
                                                     -----------
(d) of Section 8.1.9 with respect to the Borrower or any Subsidiary; or
---    -------------

     (b) the occurrence and continuance of any other Event of Default and either

          (i) the declaration of any Loans to be due and payable pursuant to Section 8.3, or
   -----------

          (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly executed by the financial
      ----------------------
Authorized Officer of the Borrower, substantially in the form of Exhibit E
                                                                 ---------
hereto, together with such changes as the Administrative Agent may from time to time reasonably request for purposes of monitoring the Borrower's compliance herewith.

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.
                                       ---------

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or section 4001 of ERISA.

     "Credit Extension" means, as the context may require,
      ----------------

     (a)  the making of a Loan by a Lender; or

     (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any Existing Letter of Credit, by the Issuer and participation in such Letter of Credit by the Lenders pursuant to the terms of this Agreement.

     "Credit Extension Request" means, as the context may require, any Borrowing
      ------------------------
Request or Issuance Request.

     "Debt Service" means, for any period, (a) all maturities of short-term
      ------------
Funded Debt and all current maturities of long term Funded Debt (including actual scheduled payments in respect of Capitalized Lease Liabilities) during such period, plus (b) Cash Interest Expense during such period.
             ----

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" is defined in Section 2.6.2.
      ------------                -------------

     "Disbursement Date" is defined in Section 2.6.2.
      -----------------                -------------

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or otherwise modified from time
----------
to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Domestic Office" means, relative to any Lender, the office of such Lender
      ---------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means, with respect to any applicable fiscal period, the Net
      ------
Income (excluding profits generated from the amortization of negative good will) of the Borrower and its Subsidiaries on a consolidated basis before taxes for such period (excluding pre-tax gains or losses of the Borrower and its Subsidiaries on a consolidated basis on the sale of assets (other than the sale of inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains or losses of the Borrower and its Subsidiaries on a consolidated basis), plus Interest Expense, depreciation and amortization
                     ----
deducted in determining Net Income for such period; provided, however, that with
                                                    --------  -------
respect to EBITDA calculated for a Rolling Period (unless otherwise specified),
(i) for the period ended on the Closing Date, EBITDA shall include the sum of EBITDA for the period from January 1, 1997 through the end of the month prior to the Closing Date, adjusted to be annualized and adjusted to include Permitted Acquisitions and/or Related Acquisitions (the "Acquisition Adjustment") made
                                               ----------------------
during such period (such adjustments to be satisfactory to the Administrative Agent) as if such acquisitions had been made at the beginning of such period;
(ii) for the period ended December 31, 1997, EBITDA shall include the sum of EBITDA for the Rolling Period ended December 31, 1997, adjusted by the Acquisition Adjustment (excluding any adjustment for any Related Acquisition);
(iii) for the period ended March 31, 1998, EBITDA shall include the sum of EBITDA for the Fiscal Quarter ended March 31, 1998, multiplied by four, adjusted by the Acquisition Adjustment; (iv) for the period ended June 30, 1998, EBITDA shall include the sum of EBITDA for the two Fiscal Quarters ended June 30, 1998, multiplied by two, adjusted by the Acquisition Adjustment; (v) for the period ended September 30, 1998, EBITDA shall include the sum of EBITDA for the three Fiscal Quarters ended September 30, 1998, multiplied by 1.333, adjusted by the Acquisition Adjustment; (vi) for the period ended December 31, 1998 and for each Rolling Period thereafter, EBITDA shall include the sum of EBITDA for such period, adjusted by the Acquisition Adjustment; provided, further, however, that
                                                --------  -------  -------
if any New Installations are consummated during any Rolling Period or during the period ended on the last day of any such Fiscal Quarter, EBITDA for such Rolling Period or period shall be deemed to include an amount for EBITDA for such New Installations equal to the amount set forth in the business plan (which shall be based on assumptions deemed reasonable by the Administrative Agent in its discretion) submitted by the Borrower to the Official Body permitting such New Installations.

     "EBITDA to Cash Interest Expense Ratio" means, as at the last day of any
      -------------------------------------
Fiscal Quarter, the ratio of (a) EBITDA for such Fiscal Quarter to (b) Cash
                                                                --
Interest Expense for such Fiscal Quarter.

     "EBITDA to Fixed Charges Ratio" means, as at the last day of any Fiscal
      -----------------------------
Quarter, the ratio of (a) EBITDA for the Rolling Period ended on the last day of such Fiscal Quarter to (b) (i) Debt Service for the Rolling Period ended on the
                    --
last day of such Fiscal Quarter, plus (ii) Capital Expenditures made during the
                                 ----
Rolling Period ended on the last day of such Fiscal Quarter, plus (iii) Taxes
                                                             ----
paid in cash or accrued during the Rolling Period ended on the last day of such Fiscal Quarter, plus (iv) the amount expended for Permitted Acquisitions for the
                ----
Rolling Period ended on the last day of such Fiscal Quarter; provided, however,
                                                             --------  -------
that (A) for the period ended March 31, 1998, EBITDA shall include EBITDA for the Fiscal Quarter ended March 31, 1998, multiplied by four, and the amount computed in accordance with clause (b) above shall include the sum of the amount
                            ----------
provided for in clause (b) above (excluding the purchase price of any
                ----------
acquisitions made during such period) for the Fiscal Quarter ended March 31, 1998, multiplied by four; (B) for the period ended June 30, 1998, the amount computed in accordance with clause (b) above shall include the sum of the amount
                            ----------
provided for in clause (b) above for the two Fiscal Quarters ended June 30,
                ----------
1998, multiplied by two; (C) for the period ended September 30, 1998, the amount computed in accordance with clause (b) above shall include the sum of the amount
                            ----------
provided for in clause (b) above for the three Fiscal Quarters ended September
                ----------
30, 1998, multiplied by 1.33; and (D) for the period ended December 31, 1998 and for each Rolling Period thereafter, the amount computed in accordance with clause (b) above shall include the actual amount provided for in clause (b)
----------                                                       ----------
above.

     "Effective Date" means the date this Agreement becomes effective pursuant
      --------------
to Section 10.8.
   ------------

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "EUFCC" means Engles Urso Follmer Capital Corporation, a Texas corporation.
      -----

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Existing Credit Agreement" is defined in the third recital.
      -------------------------                    ----- -------

     "Existing Lenders" is defined in the third recital.
      ----------------                    ----- -------

     "Existing Talton Shareholders" means Julius E. Talton, Julius E. Talton,
      ----------------------------
Jr., immediate family members of the foregoing Persons and trusts for family members of the foregoing Persons.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to:

     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CIBC from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated as of December 12,
      ----------
1997, between the Borrower, CIBC and First Source Financial LLP.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "Funded Debt" means, on any date of determination, the sum of the aggregate
      -----------
amount of all Indebtedness of the type set forth in clauses (a), (b), (c) and
                                                    -----------  ---  ---
(g) (insofar as such Contingent Liability is in respect of Indebtedness of the
---
type set forth in clause (a), (b) or (c)) of the definition of Indebtedness as
                  ----------  ---    ---
of such date, and in any event includes the Loans and the Senior Unsecured
Notes.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "General Syndication" means the syndication of the Commitments to a group
      -------------------
of Lenders acceptable to the Borrower and the Administrative Agent.

     "Hazardous Material" means:
      ------------------

     (a)  any "hazardous substance", as defined by CERCLA;

     (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

     (c)  any petroleum product; or

     (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of
      -------------------
such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "ILD" means Intelicall Long Distance, Inc., a Delaware corporation.
      ---

     "ILD Acquisition" means the acquisition of ILD (or of certain of its
      ---------------
assets) by the Borrower and/or any of its Subsidiaries.

     "Impermissible Qualification" means, relative to the opinion or
      ---------------------------
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification:

     (a)  which is of a "going concern" or similar nature;

     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.
                                           -------------

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ------- -------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:
      ------------

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of such Person;

     (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

     (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

     (e)  net liabilities of such Person under all Hedging Obligations;

     (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

     (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Interest Expense" means, for any period, the total interest expense
      ----------------
(including commitment fees payable under this Agreement), that is payable by the Borrower and its Subsidiaries, on a consolidated basis, in respect of Funded Debt for such period, all as computed in accordance with GAAP.

     "Interest Period" means, relative to any LIBO Rate Loans, the period
      ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4
                                                              -----------    ---
and ending on (but excluding) the day which numerically corresponds to such date one, two, three, six or (subject to availability to all Lenders) nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that
                                   -----------    ---  --------  -------

     (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four different dates;

     (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

     (c) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day), and Interest Periods shall be selected to coincide with amortization and commitment reduction dates; and

     (d)  no Interest Period may end later than the date set forth in clause (a)
                                                                      ----------
of the definition of "Revolving Loan Commitment Termination Date", in the case
                      ------------------------------------------
of Interest Periods for Revolving Loans, or the date set forth in clause (a) of the definition of "Term Loan Commitment Termination Date", in the case of Interest Periods for Term Loans.

     "Investment" means, relative to any Person,
      ----------

     (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

     (b)  any Contingent Liability of such Person; and

     (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Investor" means EUFCC, Onyx, the Existing Talton Shareholders, CIBC WG
      --------
Argosy Merchant Fund II and each other owner of the capital stock of the Borrower.

     "Investor Pledge Agreement" means, as the context may require, each Pledge
      -------------------------
Agreement executed and delivered by an Investor pursuant to the Original Credit Agreement or Section 7.1.10, substantially in the form of Exhibit H-3 to the
             --------------
Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Issuance Request" means a Letter of Credit request and certificate duly
      ----------------
executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto, and any additional forms that may be requested by the
-----------
Issuer.

     "Issuer" means CIBC in its capacity as issuer of the Letters of Credit or
      ------
any replacement therefor mutually agreed upon by the Borrower and the Administrative Agent.

     "Lender Assignment Agreement" means a Lender Assignment Agreement, executed
      ---------------------------
and delivered pursuant to Section 10.11.1, substantially in the form of Exhibit
                          ---------------                               -------
D hereto.
-

     "Lenders" is defined in the preamble.
      -------                    --------

     "Letter of Credit" is defined in Section 2.1.3.
      ----------------                -------------

     "Letter of Credit Commitment" means, with respect to the Issuer, the
      ---------------------------
Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and,
                                                           -------------
with respect to each Lender, the obligations of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.
                                   -------------

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount
      ----------------------------------
of $5,000,000, as such amount may be reduced from time to time pursuant to the terms hereof (or, if less, the then existing Revolving Loan Commitment Amount).

     "Letter of Credit Outstandings" means, on any date, an amount equal to the
      -----------------------------
sum of

     (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

     plus
     ----

     (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, relative to each day during each Interest Period for
      ---------
LIBO Rate Loans, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed between the Administrative Agent and the Borrower or, in the absence of such agreement, the "LIBO Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by CIBC to prime international banks in the offshore dollar market at or about 11:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an
      --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made,
      ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

       LIBO Rate           =                  LIBO Rate
                                              ----------
     (Reserve Adjusted)             1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on the date, and the applicable rates furnished to and received by the Administrative Agent from CIBC, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
      ------------------------
Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" means, as the context may require, either a Revolving Loan or a Term
      ----
Loan of any type.

     "Loan Document" means this Agreement, the Notes, Letters of Credit, the Fee
      -------------
Letter, each Security Agreement, each Pledge Agreement, the Subsidiary Guaranty, the Affirmation and Consent, each supplement and amendment to any of the foregoing and each other agreement, document or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, revenues, properties, condition (financial or otherwise), results of operations or prospects of the Borrower or any of its Subsidiaries,
(b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents.

     "MOG" means M.O.G. Communications, Inc., an Alabama corporation.
      ---

     "MOG Acquisition" means the acquisition of MOG (or of certain of its
      ---------------
assets) by the Borrower and/or any of its Subsidiaries.

     "NAI" means North American InTeleCom, Inc., a Delaware corporation.
      ---

     "NAI Acquisition" means the acquisition of NAI (or of certain of its
      ---------------
assets) by the Borrower and/or any of its Subsidiaries.

     "Net Casualty Proceeds" means, with respect to any Casualty Event, the
      ---------------------
amount of any insurance proceeds or condemnation awards (including over-funding of any ERISA plan) received by the Borrower or any of its Subsidiaries in connection with such Casualty Event, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 7.2.3 on the property which is the subject of
                           -------------
such Casualty Event.

     "Net Debt Proceeds" means, with respect to the sale or issuance by the
      -----------------
Borrower or any of its Subsidiaries to any Person of any Indebtedness permitted by the Required Lenders after the Effective Date, the excess of:
                                                      ------

     (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale or issuance,

over
----
     (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower (other than Affiliates comprising CIBC WG Argosy Merchant Fund II, Onyx, EUFCC and their respective Affiliates) in connection therewith.

     "Net Disposition Proceeds" means, with respect to a Permitted Disposition
      ------------------------
of the assets of the Borrower or any of its Subsidiaries, the excess of

     (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any Permitted Disposition,

less
----
     (b)  the sum of

          (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates of the Borrower (other than Affiliates comprising CIBC WG Argosy Merchant Fund II, Onyx, EUFCC and their respective Affiliates), and

          (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition;

provided, however, that if, after the payment of all taxes with respect to such
--------  -------
Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause
                                                                          ------
(b)(ii) above exceeded the tax amount actually paid in cash in respect of such
-------
Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (d) of Section 3.1.1, as Net Disposition Proceeds.
                     ----------    -------------

     "Net Equity Proceeds" means, with respect to the sale or issuance by the
      -------------------
Borrower (or, if any, any parent corporation or other entity with respect to the Borrower) to any Person of any stock, warrants or options or the exercise of any such warrants or options after the Effective Date, the excess of:
                                                       ------

     (a) the gross cash proceeds received by the Borrower or such parent corporation or other entity from such sale, exercise or issuance,

over
----
     (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower (other than Affiliates comprising CIBC WG Argosy Merchant Fund II, Onyx, EUFCC and their respective Affiliates) in connection therewith.

     "Net Income" means, for any period, the net income of the Borrower and its
      ----------
Subsidiaries for such period on a consolidated basis as computed in accordance with GAAP.

     "New Installations" means the acquisition by the Borrower or any of its
      -----------------
Subsidiaries of new contracts to provide telephone service from applicable Official Bodies not involving an Acquisition.

     "Note" means, as the context may require, either a Revolving Note or a Term
      ----
Note; "Notes" shall be the collective reference to all Revolving Notes and Term
       -----
Notes, as the case may be.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower
      -----------
and each other Obligor arising under or in connection with this Agreement, the Notes, each Letter of Credit and each other Loan Document.

     "Obligor" means the Borrower, AmeriTel, Talton, Talton Invision, Talton
      -------
STC, Talton Carolina and/or any other Person (other than the Administrative Agent, the Documentation Agent, the Syndication Agent, any Agent-Related Person or any Lender) obligated under any Loan Document.

     "Official Body" means any government or political subdivision or any
      -------------
agency, authority, bureau, central bank, commission, department or instrumentality of either, or any prison authority, or any court, tribunal or arbitrator, in each case whether foreign or domestic.

     "Onyx" means Onyx Partners, Inc., a California corporation, together with
      ----
its Affiliates.

     "Operating Contracts" means each of the contracts for the operation of
      -------------------
telephones to which the Borrower or any of its Subsidiaries is a party.

     "Organic Documents" means, relative to any Obligor, its certificate of
      -----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Original Credit Agreement" is defined in the second recital.
      -------------------------                    ------ -------

     "Original Lenders" is defined in the second recital.
      ----------------                    ------ -------

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Peoples Telephone" means Peoples Telephone Company, Inc., a New York
      -----------------
corporation.

     "Peoples Telephone Acquisition" means the acquisition of  Peoples Telephone
      -----------------------------
(or of certain of its assets) by the Borrower and/or any of its Subsidiaries.

     "Percentage" means, relative to any Lender, the percentage set forth
      ----------
opposite its signature hereto or set forth in the then most recent Lender Assignment Agreement executed by such Lender, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.
                                                            -------------

     "Permitted Acquisition" means, at any time of determination, any
      ---------------------
Acquisition (other than a Related Acquisition) by the Borrower or any of its Subsidiaries with respect to which each of the following requirements are met:

     (a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;

     (b) the Borrower shall have furnished to the Administrative Agent (which shall promptly distribute the same to the Lenders), prior to the consummation of such Acquisition, pro forma projections and other details (with reasonable
                  --- -----
assumptions) with respect to the Person or Persons to be acquired;

     (c) prior to and after giving effect to such Acquisition, no Default (including without limitation under the provisions of Section 7.2.4 and Sections
                                                      -------------     --------
7.1.9 and 7.1.10) shall have occurred and be continuing, or would result
-----     ------
therefrom;

     (d) the Administrative Agent (on behalf of the Lenders) shall have been provided a first-priority security interest in all acquired property;

     (e) the documentation for such Acquisition shall permit the Administrative Agent to obtain a lien on such documentation;

     (f) the business of the Person to be acquired is the provision of telecommunications services in a similar manner to the Borrower's existing business;

     (g) the total consideration payable in respect of any one Acquisition does not exceed $10,000,000; and

     (h) the total consideration payable in respect of all Acquisitions constituting Permitted Acquisitions in any Fiscal Year does not exceed $25,000,000; provided, however, that to the extent the amount of all Permitted
             --------  -------
Acquisitions permitted to be made in any Fiscal Year pursuant to this clause (h)
                                                                      ----------
exceeds the aggregate amount of Permitted Acquisitions actually made during such Fiscal Year, such excess amount may be carried forward to (but only to) the immediately succeeding Fiscal Year (any such amount to be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered following the last Fiscal Quarter of such Fiscal Year), and any such amount carried forward to the succeeding Fiscal Year shall be deemed to be used only after the Borrower has fully used the scheduled amount of Permitted Acquisitions permitted by this clause (h) without giving effect to any carryforward amount.
                  ----------
     "Permitted Disposition" means a sale, disposition or other conveyance of
      ---------------------
assets by the Borrower or any of its Subsidiaries in accordance with the terms of clause (b) of Section 7.2.10.
   ----------    --------------

     "Person" means any natural person, corporation, partnership, firm,
      ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledge Agreement" means, as the context may require, the Borrower Pledge
      ----------------
Agreement, the Talton Pledge Agreement, each Investor Pledge Agreement and/or any other Subsidiary Pledge Agreement; collectively, the "Pledge Agreements".
                                                          -----------------

     "Preferred Dividends" means cash dividends on the Preferred Stock which are
      -------------------
payable so long as no Default has occurred and is continuing in amounts not to exceed $480,000 in any Fiscal Year.

     "Preferred Stock" means the preferred equity issued by the Borrower on
      ---------------
December 27, 1996 with terms providing for no mandatory redemptions or repurchases prior to December 21, 2001.

     "Pro Forma Balance Sheet and Business Plan" means consolidated balance
      -----------------------------------------
sheets, income statements and cash flow statements for the Borrower and its Subsidiaries as of the Closing Date giving pro forma effect to all acquisitions
                                           --- -----
made subsequent to December 27, 1996, the issuance of the Senior Unsecured Notes, the repayment of the Senior Subordinated Notes and the Talton Seller Subordinated Note referred to in the Original Credit Agreement, the repayment of any outstanding revolving loans made under the Existing Credit Agreement and the initial Borrowing hereunder, all for the period 1997-2007 and to include 1996 performance for Talton/AmeriTel on a combined pro forma basis, with assumptions
                                              --- -----
considered reasonable by the Administrative Agent, and all certified by the chief financial officer of the Borrower.

     "Quarterly Payment Date" means the last day of each March, June, September
      ----------------------
and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reimbursement Obligation" is defined in Section 2.6.3.
      ------------------------                -------------

     "Related Acquisitions" means, collectively, the ILD Acquisition, the MOG
      --------------------
Acquisition, the NAI Acquisition and the Peoples Telephone Acquisition, provided
                                                                        --------
that with respect to each such acquisition, the requirements set forth in clauses (a) through (f) of the definition of Permitted Acquisition are met, and
-----------         ---
such acquisitions shall be on terms and conditions (including without limitation as to price) reasonable to the Required Lenders.

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Required Lenders" means, (a) at any time prior to the completion of the
      ----------------
General Syndication, Lenders holding 100% of the then aggregate outstanding principal amount of the Notes and Commitments, and (b) at any time thereafter, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes and Commitments.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to
                                          -- ----
time.

     "Revolving Loan" is defined in Section 2.1.1.
      --------------                -------------

     "Revolving Loan Commitment" means, relative to any Lender, such Lender's
      -------------------------
obligation to make Revolving Loans pursuant to Section 2.1.1.
                                               -------------

     "Revolving Loan Commitment Amount" means, on any date, $25,000,000, as such
      --------------------------------
amount may be reduced from time to time pursuant to Section 2.2.
                                                    -----------

     "Revolving Loan Commitment Termination Date" means the earliest of:
      ------------------------------------------

     (a)  December 31, 2002;

     (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and
                                       -----------
     (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving
                                              ----------    ---
Loan Commitments shall terminate automatically and without any further action.

     "Revolving Note" means a promissory note of the Borrower payable to any
      --------------
Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note
                                     -----------
may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Rolling Period" means, with respect to any Fiscal Quarter, the period
      --------------
comprising such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

     "Security Agreement" means, as the context may require, the Borrower
      ------------------
Security Agreement, the AmeriTel Security Agreement, the Talton Security Agreement, the Talton Carolina Security Agreement, the Talton STC Security Agreement, the Talton Invision Security Agreement and/or any other Subsidiary Security Agreement; collectively, the "Security Agreements".
                                       -------------------

     "Security Agreement Amendment" means an amendment to a Security Agreement
      ----------------------------
executed and delivered pursuant to Section 5.1.6, substantially in the form of
                                   -------------
Exhibit H hereto.
---------

     "Senior Secured Debt" means, at any time, all outstanding Total Debt which
      -------------------
is not Subordinated Debt or Indebtedness of the Borrower evidenced by the Senior Unsecured Notes as of such time.

     "Senior Secured Debt to EBITDA Ratio" means, as of the last day of any
      -----------------------------------
Fiscal Quarter, the ratio of (a) Senior Secured Debt outstanding on such date to
                                                                              --
(b) EBITDA for the Rolling Period ending on such date: provided, however, that
                                                       --------  -------
for the period ended December 31, 1997, Senior Secured Debt shall not include any Loans made to finance a Related Acquisition.

     "Senior Unsecured Noteholders" means any and all holders of Senior
      ----------------------------
Unsecured Notes.

     "Senior Unsecured Note Instruments" means the Senior Unsecured Notes and
      ---------------------------------
all agreements and instruments in connection therewith or pursuant to which the same shall have been issued or are governed, as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.11 or refinanced in accordance with, and subject to, the provisions
--------------
of Section 7.2.6.
   -------------

     "Senior Unsecured Notes" means the Senior Notes issued by the Borrower in
      ----------------------
accordance with (and as defined in) the Existing Credit Agreement, as the same may be refinanced in accordance with, and subject to, the provisions of
Section 7.2.6.
-------------

     "Solvency Certificate" means the Solvency Certificate, dated the Closing
      --------------------
Date, to be duly executed and delivered by the chief financial officer of the Borrower, covering the Borrower and each Subsidiary of the Borrower pursuant to
Section 5.1.9, substantially in the form of Exhibit G hereto.
-------------                               ---------

     "Stated Amount" of each Letter of Credit means the total amount available
      -------------
to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Expiry Date" is defined in Section 2.6.
      ------------------

     "Stated Maturity Date" means December 31, 2002.
      --------------------

     "Subordinated Debt" means any Indebtedness subordinated to the Obligations
      -----------------
on terms and conditions satisfactory to the Administrative Agent and the Required Lenders, as evidenced by their written approval thereof.

     "Subsidiary" means, with respect to any Person, any corporation of which
      ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty" means the Guaranty executed and delivered by
      -------------------
AmeriTel, Talton, Talton Carolina, Talton STC and Talton Invision, or by any future Subsidiary pursuant to clause (a) of Section 7.1.10, substantially in the
                              ----------    --------------
form of Exhibit F to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Pledge Agreement" means a Pledge Agreement executed and
      ---------------------------
delivered by a Subsidiary pursuant to the Original Credit Agreement, the Existing Credit Agreement or Section 7.1.10, substantially in the form of
                             --------------
Exhibit H-2 to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Security Agreement" means a Security Agreement executed and
      -----------------------------
delivered by a Subsidiary pursuant to the Original Credit Agreement, the Existing Credit Agreement or Section 7.1.10, substantially in the form of
                             --------------
Exhibit G-2 to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "Talton" means Talton Telecommunications Corporation, an Alabama
      ------
corporation.

     "Talton Carolina" means Talton Telecommunications of Carolina, Inc., an
      ---------------
Alabama corporation.

     "Talton Carolina Security Agreement" means the Security Agreement executed
      ----------------------------------
and delivered by Talton Carolina pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Talton Invision" means Talton Invision, Inc., a Delaware corporation.
      ---------------

     "Talton Invision Security Agreement" means the Security Agreement executed
      ----------------------------------
and delivered by Talton Invision pursuant to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Talton Pledge Agreement" means the Pledge Agreement executed and delivered
      -----------------------
by Talton pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Talton Security Agreement" means the Security Agreement executed and
      -------------------------
delivered by Talton pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Talton STC" means Talton STC, Inc., a Delaware corporation.
      ----------

     "Talton STC Security Agreement" means the Security Agreement executed and
      -----------------------------
delivered by Talton STC pursuant to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Taxes" is defined in Section 4.6.
      -----                -----------

     "Term Loan" is defined in Section 2.1.1.
      ---------                -------------

     "Term Loan Commitment" means, relative to any Lender, such Lender's
      --------------------
obligation to make Term Loans pursuant to Section 2.1.1.
                                          -------------

     "Term Loan Commitment Amount" means, on any date, $55,000,000, as such
      ---------------------------
amount may be reduced from time to time pursuant to Section 2.2.
                                                    -----------

     "Term Loan Commitment Termination Date" means the earliest of:
      -------------------------------------

     (a) March 31, 1998 (only to the extent of the unused amount of the Term Loan Commitment Amount as of such date);

     (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b), the Term Loan
                                              ----------
Commitments shall terminate automatically and without any further action.

     "Term Note" means a promissory note of the Borrower payable to any Lender,
      ---------
substantially in the form of Exhibit A-2 hereto (as such promissory note may be
                             -----------
amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Total Debt" means, at any time, the sum of (a) the outstanding principal
      ----------
amount of all Loans, (b) the aggregate outstanding principal amount of all Subordinated Debt and (c) the outstanding amount of all Senior Unsecured Notes and all other items comprising Indebtedness of the Borrower and its Subsidiaries under clauses (a), (b), (c) and (f) of the definition thereof contained herein,
      -----------  ---  ---     ---
together with all guarantees of such items, in each case as of such time.

     "Total Debt to EBITDA Ratio" means, as at the last day of any Fiscal
      --------------------------
Quarter, the ratio of (a) Total Debt outstanding on such date to (b) EBITDA for
                                                              --
the Rolling Period ended on such date: provided, however, that for the period
                                       --------  -------
ended December 31, 1997, Total Debt shall not include any Loans made to finance a Related Acquisition.

     "type" means, relative to any Loan, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
3(1) of ERISA.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the
      -----------------------
outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, limited liability company, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     SECTION  1.2  Use of Defined Terms.  Unless otherwise defined or the
                   --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION  1.3  Cross-References.  Unless otherwise specified, references in
                   ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION  1.4  Accounting and Financial Determinations.  Unless otherwise
                   ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial
                            -------------
statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied
                                                                  ----
in the preparation of the financial statements referred to in Section 6.5.
                                                              -----------


                                  ARTICLE II

                   COMMITMENTS, LOANS, BORROWING PROCEDURES
                                   AND NOTES

     SECTION  2.1  Commitments.  On the terms and subject to the conditions of
                   -----------
this Agreement (including Article V),
                          ---------

     (a) each Lender severally agrees to make Loans pursuant to the Commitments described in Sections 2.1.1 and Section 2.1.2, and
             --------------     -------------

     (b)  the Issuer agrees that it will issue Letters of Credit pursuant to
Section 2.1.3 and each Lender severally agrees that it will participate in such
-------------
Letters of Credit in accordance with Section 2.6.1.
                                     -------------

     SECTION  2.1.1.  Term Loan Commitment.  From time to time on any Business
                      --------------------
Day occurring on and after the Closing Date and prior to the Term Loan Commitment Termination Date, each Lender agrees to make Loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Percentage of
             ----------
the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day; provided, however, that (a) Term Loans may only be made in
                     --------  -------
an aggregate principal amount up to $42,000,000 on the Closing Date in order to refinance outstandings under the Existing Credit Agreement, provide financing for the Peoples Telephone Acquisition and pay fees and expenses directly related to the Peoples Telephone Acquisition and in connection with this Agreement, (b) Term Loans may only be made in an additional aggregate principal amount up to $6,500,000 on and after December 29, 1997 in order to provide financing for the NAI Acquisition and pay fees and expenses directly related thereto, and (c) the remaining Term Loan Commitment Amount will be available on and after the earlier of the completion of the General Syndication and January 31, 1998. The Commitment of each Lender described in this Section 2.1.1 is herein
                                                      -------------
referred to as its "Term Loan Commitment". No amounts paid or prepaid with
                    --------------------
respect to Term Loans may be reborrowed.

     SECTION  2.1.2.  Revolving Loan Commitment. From time to time on any
                      -------------------------
Business Day occurring on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date, each Lender agrees to make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's
                  ---------------
Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day; provided, however, that
                                                  --------  -------
Revolving Loans may only be made in an aggregate principal amount (together with any Letter of Credit Outstandings) up to $3,000,000 until the earlier of the completion of the General Syndication and February 14, 1998. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof,
 -------------------------
the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

     SECTION  2.1.3.  Letter of Credit Commitment.  From time to time on any
                   ---------------------------
Business Day occurring on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date, the Issuer will

     (a) issue one or more letters of credit in a form satisfactory to the Issuer (a "Letter of Credit") for the account of the Borrower in the Stated
           ----------------
Amount requested by the Borrower on such day; or

     (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) Revolving Loan the Commitment Termination Date and (ii) one year from the date of such extension;

provided, however, that Letters of Credit will be made available to the Borrower
--------  -------
in an aggregate Stated Amount (together with the aggregate outstanding principal amount of Revolving Loans) up to $3,000,000 until the earlier of the completion of the General Syndication and February 14, 1998.

     SECTION  2.1.4.  Lenders Not Required to Make the Loans. No Lender shall be
                      --------------------------------------
required to

     (a) make any Term Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Term Loans

     (b) of all Lenders with Term Loan Commitments would exceed the Term Loan Commitment Amount; or

     (c) of such Lender with a Term Loan Commitment would exceed such Lender's Percentage of the Term Loan Commitment Amount;

     (d) make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans

     (e) of all the Lenders with Revolving Loan Commitments, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the Revolving Loan Commitment Amount; or

     (f) of such Lender with a Revolving Loan Commitment, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount; or

     (g) participate in any Letter of Credit if, after giving effect thereto,

     (h) all Letter of Credit Outstandings, together with the aggregate outstanding principal amount of all Revolving Loans of all Lenders, would exceed the Revolving Loan Commitment Amount; or

     (i) such Lender's Percentage of all Letter of Credit Outstandings, together with the aggregate outstanding principal amount of all Revolving Loans of such Lender, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount.

     SECTION  2.1.5.  Issuer Not Required to Issue Letters of Credit.  The
                      ----------------------------------------------
Issuer shall not be required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the aggregate amount of all Letter of Credit Outstandings, together with the aggregate outstanding principal amount of all Revolving Loans, would exceed the Revolving Loan Commitment Amount.

     SECTION  2.2  Reduction of Revolving Loan Commitment Amount.  The Borrower
                   ---------------------------------------------
may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Revolving Loan Commitment Amount or Letter of Credit Commitment Amount; provided, however, that
                                                         --------  -------
all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount of $3,000,000 and in an integral multiple of $500,000. On the date upon which all Term Loans are or are required to be paid or prepaid in full, the Revolving Loan Commitment Amount shall automatically immediately be reduced to zero.

     SECTION  2.3  Borrowing Procedure.  By delivering a Borrowing Request to
                   -------------------
the Administrative Agent on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Borrowings of Base Rate Loans) and not less than three (in the case of Borrowings of LIBO Rate Loans) nor more than five (in all cases) Business Days' notice, that a Borrowing be made in a minimum amount of $3,000,000 for the initial drawdown on the Revolving Loan Commitment and, for each drawdown thereafter, in a minimum amount of $500,000 and an integral multiple of $100,000 (in the case of LIBO Rate Loans) or in a minimum amount of $100,000 and an integral multiple of $100,000 (in the case of Base Rate Loans) or in the unused amount of the applicable Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request (provided that the Borrowing made on the Closing Date shall be
                   --------
comprised solely of Base Rate Loans). On or before 12:00 noon, New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION  2.4  Continuation and Conversion Elections.  By delivering a
                   -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of continuations of or conversions into Base Rate Loans) and not less than three (in the case of continuations of or conversions into LIBO Rate Loans) nor more than five (in all cases) Business Days' notice that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 (in the case of LIBO Rate Loans) or in an aggregate minimum amount of $100,000 and an integral multiple of $100,000 (in the case of Base Rate Loans), of any Loans, in the case of Base Rate Loans, be converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that
                                                      --------  -------
(x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (y) the Borrower shall not have the right to request that any portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION  2.5  Funding.  Each Lender may, if it so elects, fulfill its
                   -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided,
                                                                 --------
however, that such LIBO Rate Loan shall nonetheless be deemed to have been made
-------
and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively
                        -----------  ---  ---    ---
assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION  2.6  Issuance Procedures.  By delivering to the Administrative
                   -------------------
Agent an Issuance Request on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than five nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than five Business Days' notice prior to the existing Stated Expiry Date (or, if a Letter of Credit has an automatic extension provision, at least five Business Days' notice prior to the date that such Letter of Credit will, by its terms, be extended or, if earlier, the date on which a notice from the Issuer is required to be delivered to the beneficiary of the Letter of Credit informing the beneficiary that the Letter of Credit will not be extended), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no
                                                       ------------------
later than the earlier to occur of (a) the Commitment Termination Date or (b) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

     SECTION  2.6.1.  Other Lenders' Participation.  Upon the issuance of each
                      ----------------------------
Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations arising under the Letter of Credit issued by the Issuer which have not been reimbursed by the Borrower (or which have been reimbursed but disgorged) in accordance with Section 2.6.3. In
                                                       -------------
addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to the first sentence of Section 3.3.4 with respect to each Letter of Credit, the
                  -------------
interest payable pursuant to Section 2.6.2 and, if applicable, of interest
                             -------------
payable pursuant to Section 3.2.2 with respect to any Reimbursement Obligation
                    -------------
not paid when due. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION  2.6.2.  Disbursements.  The Issuer will notify the Borrower and
                      -------------
the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a
-------------------
"Disbursement"). Subject to the terms and provisions of such Letter of Credit
--------------
and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Base Rate Margin plus a margin of 2.0% for the period from
----                                 ----
the Disbursement Date through the date of such reimbursement.

     SECTION  2.6.3.  Reimbursement.  The obligation  (a "Reimbursement
                      -------------                       -------------
Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with
----------                         -------------
respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse (or the disgorgement of any reimbursement made by the Borrower to) the Issuer, each Lender's obligation under Section 2.6.1 to
                                                            -------------
reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying
                                          --------  -------
in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION  2.6.4.  Deemed Disbursements.  Upon the occurrence and during the
                      --------------------
continuation of any Default of the type described in Section 8.1.9 or, with
                                                     -------------
notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default,

     (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

     (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

     SECTION  2.6.5.  Nature of Reimbursement Obligations.  The Borrower and, to
                      -----------------------------------
the extent set forth in Section 2.6.1, each Lender shall assume all risks of the
                        -------------
acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

     (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

     (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

     (c) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

     (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

     (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon the Borrower and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

     SECTION  2.7  Notes.  Each Lender's Loans under a Commitment shall be
                   -----
evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the
          ----- ----
interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such
       --------  -------
notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION  3.1  Repayments and Prepayments; Application.
                   ---------------------------------------

     SECTION  3.1.1.  Repayments and Prepayments.  The Borrower shall repay in
                      --------------------------
full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

     (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that
       --------  -------

     (b)  any such prepayment of the Term Loans shall be made pro rata
                                                              --- ----
among the remaining scheduled repayments of the Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans, and any such prepayment of the Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable,
--- ----
having the same Interest Period of all Lenders that have made such Revolving Loans;

     (c) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

     (d) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent; and

     (e) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $100,000 and an integral multiple of $100,000;

     (f) shall, on each date when (i) any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2,
                                                                -----------
or (ii) the sum of the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time), make a mandatory prepayment of all Revolving Loans in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount (as so reduced);

     (g) shall, on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in the amounts set forth under the column entitled "Dollar Repayment" below, as such amounts may be reduced from time to time pursuant to prepayments in accordance with the terms hereof:


             Quarterly             Dollar
            Payment Date         Repayment
            ------------         ---------

          September 30, 1998    $2,750,000
          December 31, 1998      2,750,000
          March 31, 1999         2,406,250
          June 30, 1999          2,406,250
          September 30, 1999     2,406,250
          December 31, 1999      2,406,250
          March 31, 2000         3,093,750
          June 30, 2000          3,093,750
          September 30, 2000     3,093,750
          December 31, 2000      3,093,750
          March 31, 2001         3,437,500
          June 30, 2001          3,437,500
          September 30, 2001     3,437,500
          December 31, 2001      3,437,500
          March 31, 2002         3,437,500
          June 30, 2002          3,437,500
          September 30, 2002     3,437,500
          December 31, 2002      3,437,500

          (h) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3,
                                                  -----------    -----------
     repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to Section 8.3, only a portion of all Loans and Obligations are so
        -----------
     accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Administrative Agent);

          (i) shall, no later than 180 days following receipt of any Net Disposition Proceeds, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that, at the option of the
              -------------  --------  -------
     Borrower and so long as no Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Disposition Proceeds in related assets so long as (A) within 120 days following receipt of such Net Disposition Proceeds, a definitive purchase agreement for the purchase of such assets with such proceeds shall have been entered into (as certified by the Borrower in writing to the Administrative Agent) and (B) within 180 days after the receipt of such Net Disposition Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided, further, however, that any
                                           --------  -------  -------
     Net Disposition Proceeds not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth above;

          (j) shall, concurrently with the creation of any Net Equity Proceeds, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2,
                                                             -------------
     except to the extent, if any, that such Net
     ------

     Equity Proceeds (i) arise from an initial public offering of the Borrower's common stock and, after giving effect to such offering, the Borrower's Total Debt to EBITDA Ratio is less than or equal to 4.50 to 1.0 or (ii) are applied substantially concurrently with such creation to the consummation of Permitted Acquisitions (provided that, if such Net Equity Proceeds arise from an initial public offering of the Borrower's common stock, after giving effect to such Permitted Acquisitions, the Borrower's Total Debt to EBITDA Ratio is less than or equal to 4.50 to 1.0, with the determination of EBITDA resulting from any Permitted Acquisition to be applied to the calculation of Total Debt to EBITDA on terms satisfactory to the Administrative Agent);

          (k) shall, concurrently with the creation of any Net Debt Proceeds, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2, except
                                                           -------------  ------
     to the extent, if any, that such Net Debt Proceeds shall comprise refinancing debt issued in accordance with, and subject to the provisions of, Section 7.2.6 and such proceeds are immediately applied to the
         -------------
     repayment of Senior Unsecured Notes (or notes issued in substitution therefor pursuant to ordinary course assignments not constituting a refinancing); and

          (l) shall, concurrently with the receipt of any Net Casualty Proceeds in excess of $100,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in
     Section 3.1.2; provided, however, that no mandatory prepayment of Casualty
     -------------  --------  -------
     Proceeds shall be required under this clause if (i) the Borrower informs the Administrative Agent no later than 60 days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and in fact uses such Net Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty Proceeds, with the amount of Net Casualty Proceeds unused after such 180 day period being applied to the Term Loans as set forth in Section 3.1.2; provided, further,
                                               -------------  --------  -------
     however, that at any time when any Default shall have occurred and be
     -------
     continuing or Net Casualty Proceeds shall exceed $500,000 (individually or in the aggregate over the course of a Fiscal Year), such Net Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for, at the Administrative Agent's discretion, prepayment of the Term Loans or disbursement at the request of the Borrower to pay for such rebuilding or replacement; and

          (m) shall, concurrently with the receipt by the Borrower or any of its Subsidiaries of any escrow monies in excess of $500,000, individually or in the aggregate for any Fiscal Year, under the Talton Acquisition Agreement or the AmeriTel Acquisition Agreement (each as defined in the Original Credit Agreement) or any other acquisition agreement in respect of a Permitted Acquisition or a Related Acquisition (other than monies in respect of claims of third parties), make a mandatory prepayment of the Term Loans with such monies.

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary
                                                      -----------
     prepayment of principal of any

Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount. Prepayments of Term Loans may not be reborrowed.

     SECTION  3.1.2.  Application.  (a)  Subject to clause (b), each prepayment
                      -----------
or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being
                              -----
maintained as Base Rate Loans, and second, to the principal amount thereof
                                   ------
being maintained as LIBO Rate Loans (with such application to earliest maturing LIBO Rate Loans first).

     (b)  Each voluntary prepayment of Term Loans made pursuant to Section
                                                                   -------
3.1.1(a), and each mandatory prepayment of Term Loans, shall be applied, to the
--------
extent of such prepayment, pro rata among the remaining scheduled repayments of
                           --- ----
Term Loans set forth in Section 3.1.1(c).
                        ----------------

     SECTION  3.2  Interest Provisions.  Interest on the outstanding principal
                   -------------------
amount of Loans shall accrue and be payable in accordance with this Section 3.2.
                                                                    -----------

     SECTION  3.2.1.  Rates.  Pursuant to an appropriately delivered Borrowing
                      -----
Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin; or

          (b) on that portion maintained from time to time as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION  3.2.2.  Post-Maturity Rates.  After the date any principal amount
                      -------------------
of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable
                                                             ----
Base Rate Margin plus a margin of 2.0%.
                 ----

     SECTION  3.2.3.  Payment Dates.  Interest accrued on each Loan shall be
                      -------------
payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

     (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan with respect to the amount so paid or prepaid;

     (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

     (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of each three month period occurring during such Interest Period);

     (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
----------

     (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such
                        -----------    -----------
acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION  3.3  Fees.  The Borrower agrees to pay the fees set forth in this
                   ----
Section 3.3.  All such fees shall be non-refundable.
-----------

     SECTION  3.3.1.  Commitment Fee.  The Borrower agrees to pay to the
                      --------------
Administrative Agent for the account of each Lender having an outstanding Commitment, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through
             ---------
the final Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of each Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date. Letter of Credit Outstandings shall constitute usage under the Revolving Loan Commitment Amount.

     SECTION  3.3.2.  Administrative Agent's Fee.  The Borrower agrees to pay to
                      --------------------------
the Administrative Agent, for its own account, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

     SECTION  3.3.3.  Letter of Credit Fee.  The Borrower agrees to pay to the
                      --------------------
Administrative Agent, for the pro rata account of the Issuer and each other
                              --- ----
Lender, an annual Letter of Credit fee in an amount equal to the then Applicable LIBO Rate Margin multiplied by the Stated Amount of each Letter of Credit issued by the Issuer, with such fees being payable on the date of issuance of each Letter of Credit (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment Date) and on each extension thereof, if applicable, and thereafter quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the Issuer on the date of issuance of each Letter of Credit by the Issuer (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment Date, and thereafter quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date) an issuance fee in an amount equal to the greater of (i) $500 and (ii) 1/4 of 1% of the Stated Amount thereof (or increase in the Stated Amount) and all costs and expenses incurred by the Issuer in connection with such Letter of Credit.

     SECTION  3.3.4.  No Other Fees.  Except as set forth in this Agreement, the
                      -------------
other Loan Documents and in the Fee Letter, as of the Closing Date there are no other fees owing to the Administrative Agent or the Lenders.

                                  ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION  4.1  LIBO Rate Lending Unlawful.  If any Lender shall determine
                   --------------------------
(which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION  4.2  Deposits Unavailable.  If the Administrative Agent shall have
                   --------------------
determined that

     (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to CIBC in its relevant market; or

     (b) by reason of circumstances affecting CIBC's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or
                                     -----------     -----------
continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to
                  -----------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4. Funding Losses.  In the event any Lender shall incur any loss
                  --------------
or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

     (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;
                                               -----------

     (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

     (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs.  If any change in, or the
                  -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance or participations in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it shall deem applicable.

     SECTION 4.6. Taxes.  All payments by the Borrower and its Subsidiaries of
                  -----
principal of, and interest on, the Loans and all other amounts payable hereunder and under the Loan Documents (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any
                                       -----
withholding or deduction from any payment to be made by the Borrower or any of its Subsidiaries hereunder or under any Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower or such Subsidiary will

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

     (c) pay to the Administrative Agent for the account of the Lenders on demand such additional amount or amounts as is necessary (including after giving effect to withholdings or deductions applicable to sums paid pursuant to this
Section 4.6) to ensure that the net amount actually received by each Lender will
-----------
equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower or any of its Subsidiaries fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders on demand for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section
                                                                     -------
4.6, a distribution hereunder by the Administrative Agent or any Lender to or
---
for the account of any Lender shall be deemed a payment by the Borrower.

     Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7. Payments, Computations, etc.  Unless otherwise expressly
                  ---------------------------
provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to
                                    --- ----
receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 or, if appropriate, 366 days (or, in the case of interest on a LIBO Rate Loan or a Base Rate Loan calculated at the Federal Funds Rate, 360 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term
                                 ----------
"Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments.  If any Lender shall obtain any payment
                  -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections
                                                                       --------
4.3, 4.4, 4.5 and 4.6) or Letter of Credit in excess of its pro rata share of
---  ---  ---     ---                                       --- ----
payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other
--------  -------
recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such
                                         -----------
participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9.  Setoff.  Each Lender shall, upon the occurrence of any
                   ------
Default described in clauses (a) through (d) of Section 8.1.9 or, with the
                     -----------         ---    -------------
consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that
                                                         --------  -------
any such appropriation and application shall be subject to the provisions of
Section 4.8.  Each Lender agrees promptly to notify the Borrower and the
-----------
Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Defaulting Lenders.  Notwithstanding anything in this
                   ------------------
Agreement to the contrary, as to any Lender which (a) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 or (b) has
                                                   -------------
given notice to the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1 or under Section 2.6.1,
                                            -----------          -------------
in the case of clause (a) or clause (b) above, as a result of the appointment of
               ----------    ----------
a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority:

     (a) such Lender shall not be deemed a Required Lender hereunder and such Lender's (A) Term Notes, (B) Revolving Loan Commitments, (C) Loans and (D) Letter of Credit Outstandings shall be excluded from the calculations set forth in the definition of Required Lenders above;

     (b) such Lender shall not be entitled to receive any portion of (A) Letter of Credit fees, (B) interest payable with respect to any Disbursements or
(C) amounts received in respect of Disbursements; and

     (c) such Lender shall not be entitled to receive any commitment fee payable in respect of the Revolving Loan Commitment Amount.

In addition to the foregoing, and notwithstanding Section 2.1.5, if any Lender
                                                  -------------
shall fall within the description set forth in clause (a) or (b) above, the
                                               ----------    ---
Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer's risk with respect to the participation in Letters of Credit by such Lender, including cash collateralizing such Lender's Letter of Credit Commitment.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1. Initial Borrowing.  The obligations of the Lenders to fund
                  -----------------
the initial Borrowing shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section 5.1 to the
                                                   -----------
satisfaction of the Administrative Agent.

     SECTION 5.1.1. Resolutions, etc.  The Documentation Agent shall have
                    ----------------
received from the Borrower a certificate, dated the Closing Date, in form and substance satisfactory to the Documentation Agent, of its Secretary or Assistant Secretary as to

     (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

     (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate.

     SECTION 5.1.2. Delivery of Notes.  The Documentation Agent shall have
                    -----------------
received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

     SECTION 5.1.3. Delivery of Certain Documents.  The Documentation Agent
                    -----------------------------
shall have received certified copies of the Organic Documents of the Borrower, together with all amendments thereto, and a certificate of good standing for the Borrower, certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation.

     SECTION 5.1.4. Refinancing or Payment of Outstanding Indebtedness, etc. All
                    -------------------------------------------------------
Indebtedness owing by the Borrower and all other Indebtedness identified in Item
                                                                            ----
7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with
--------
all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and the Documentation Agent shall have received executed copies of proper Uniform Commercial Code Form UCC-3 termination statements necessary to release all Liens and other rights of any Person (a) in any collateral described in any security agreement previously granted by any Person, and (b) securing any of the Indebtedness identified in
Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together
-------------
with such termination documents and pay-off letters in form and substance satisfactory to the Administrative Agent from such other lenders and such other Uniform Commercial Code Form UCC-3 termination statements or similar documents as the Documentation Agent may reasonably request from the Borrower. Without limiting the foregoing, the Administrative Agent shall have received satisfactory evidence of the payment in full of the revolving loans outstanding under the Existing Credit Agreement as well as all accrued interest thereon for ratable distribution to the Existing Lenders.

     SECTION 5.1.5. Pro Forma Balance Sheet and Business Plan.  The Lenders
                    -----------------------------------------
shall have received and be satisfied in all respects with the Pro Forma Balance Sheet and Business Plan.

     SECTION 5.1.6. Security Agreement Amendments.  The Documentation Agent
                    -----------------------------
shall have received executed counterparts of each Security Agreement Amendment, duly executed by Talton, AmeriTel, Talton STC and Talton Invision, as applicable, together with

     (a) duly executed appropriate Uniform Commercial Code financing statements (Form UCC-1), naming the grantor thereunder as the debtor and the Administrative Agent as the secured party or other similar instruments or documents, such documents to be suitable for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the applicable Security Agreement Amendment;

     (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person

           (i) in any collateral described in such Security Agreement Amendment previously granted by any Person, and

           (ii)  if applicable, securing any of the Indebtedness identified in
Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together
-------------
with such other Uniform Commercial Code Form UCC-3 termination statements as the Documentation Agent may reasonably request from such grantor; and

     (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name such grantor (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of
----------
which (other than those described in clause (a), if such Form UCC-11 or search
                                     ----------
report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in such Security
             ----------
Agreement Amendment).

     SECTION 5.1.7. Affirmation and Consent.  The Documentation Agent shall have
                    -----------------------
received executed counterparts of the Affirmation and Consent duly executed by each of Talton, AmeriTel, Talton STC, Talton Invision and Talton Carolina.

     SECTION 5.1.8. Pro Forma Compliance Certificate.  The Documentation Agent
                    --------------------------------
shall have received, with counterparts for each Lender, an initial Compliance Certificate, dated the Closing Date and computed on a pro forma basis as of the
                                                      --- -----
Closing Date as if the initial Borrowing had been made, duly executed (and with all schedules thereto duly completed) and delivered by a financial or accounting Authorized Officer of the Borrower.

     SECTION 5.1.9. Solvency Certificate.  The Documentation Agent shall have
                    --------------------
received duly executed and delivered counterparts of the Solvency Certificate, dated the Closing Date.

     SECTION 5.1.10. Closing Date Certificate.  The Documentation Agent shall
                     ------------------------
have received the Closing Date Certificate, dated the Closing Date and duly executed by an Authorized Officer of the Borrower, in which the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate (including any and all consents necessary to be obtained in connection with the transactions contemplated hereby) shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 5.1.11. Opinions of Counsel.  The Documentation Agent shall have
                     -------------------
received legal opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

     (a) Stutzman & Bromberg, counsel to the Obligors, satisfactory in form and substance to the Administrative Agent

     (b) Shustak, Jalil & Heller, New York counsel to the Obligors, satisfactory in form and substance to the Administrative Agent; and

     (c) Brydon, Swearengen & England, regulatory counsel to the Obligors, satisfactory in form and substance to the Administrative Agent.

     SECTION 5.1.12. Insurance.  The Documentation Agent shall have received
                     ---------
copies of the policies of insurance maintained and in effect on the Effective Date as required pursuant to Section 7.1.6 and each Security Agreement,
                             -------------
certified by an Authorized Officer of the Borrower, together with an insurance broker's certificate confirming that the Borrower and each Subsidiary maintains customary coverages as well as coverages which satisfy the requirements of the Loan Documents.

     SECTION 5.1.13. Closing Fees, Expenses, etc.  The Administrative Agent and
                     ---------------------------
the Lenders shall have received all fees due and payable on or before the Closing Date and all costs and expenses (including, without limitation, legal fees and expenses) due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.
                    ------------     ----

     SECTION 5.1.14. Operating Contracts.  The Documentation Agent shall have
                     -------------------
received a satisfactory sampling of Operating Contracts executed subsequent to June 30, 1997, and such Contracts shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 5.2 All Borrowings.  The obligation of each Lender to fund any
                 --------------
Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.
     -----------

     SECTION 5.2.1. Compliance with Warranties, No Default, etc.  Both before
                    -------------------------------------------
and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other
               -------------
Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

     (a)   the representations and warranties set forth in Article VI
                                                           ----------
(excluding, however, those contained in Section 6.7) and in each other Loan
                                        -----------
Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

     (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7,
                        -----------

     (c) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties, financial condition or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

     (d) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might materially adversely affect the consolidated
            -----------
businesses, operations, assets, revenues, properties, financial condition or prospects of the Borrower and its Subsidiaries; and

     (e) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in violation in any material respect of any law or governmental regulation or court order or decree.

     SECTION 5.2.2. Credit Extension Requests.  The Administrative Agent shall
                    -------------------------
have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being issued or extended. Each of the delivery of a Credit Extension Request and the acceptance by the Borrower of the proceeds of such Credit Extensions shall constitute a representation and warranty by the Borrower that on the date of such Credit Extensions (both immediately before and after giving effect to such Credit Extensions and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.
-------------

     SECTION 5.2.3. Satisfactory Legal Form.  All documents executed or
                    -----------------------
submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

     SECTION 5.3. Borrowings for Related Acquisitions.  The obligation of each
                  -----------------------------------
Lender to fund any Loan on the occasion of any Borrowing intended to fund a Related Acquisition shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 5.3.
                                                  -----------

     SECTION 5.3.1. Related Acquisitions Consummated.  Concurrently with the
                    --------------------------------
funding of any such Borrowing, all conditions of the applicable Related Acquisition shall have been satisfied in full, and the Related Acquisition shall have been consummated in accordance with applicable law. The Documentation Agent shall have received true, complete and accurate copies (certified as such as of the date of Borrowing) of and be satisfied with all documents delivered in connection with the applicable Related Acquisition (including that the acquisition agreement for such Related Acquisition shall permit the Administrative Agent to obtain a security interest therein). The Administrative Agent shall be satisfied that the applicable Related Acquisition meets all of the requirements set forth in the definition of Related Acquisitions.

     SECTION 5.3.2. Approvals.  All requisite approvals and consents of all
                    ---------
Official Bodies with respect to the consummation of the applicable Related Acquisition shall have been duly obtained (or will be filed for and obtained on terms and within a time period satisfactory to the Administrative Agent), and the Borrower shall have delivered certified true copies thereof to the Documentation Agent.

     SECTION 5.3.3. Collateral; Filings.  The Documentation Agent shall have
                    -------------------
received (a) executed counterparts of all Security Agreements, Pledge Agreements, the Subsidiary Guaranty and any amendments or supplements to any of the foregoing, as applicable, pursuant to the terms of this Agreement or as the Administrative Agent may otherwise require, and (b) all Uniform Commercial Code financing statements required in connection with the foregoing or that the Administrative Agent may otherwise require.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and each Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to each Lender and each Agent as set forth in this Article VI.
                                    ----------

     SECTION 6.1. Organization, etc.  The Borrower and each of its Subsidiaries
                  -----------------
is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and, subject to the provisions of
Section 6.3, to own and hold under lease its property and to conduct its
-----------
business substantially as currently conducted by it.

     SECTION 6.2. Due Authorization, Non-Contravention, etc.  The execution,
                  -----------------------------------------
delivery and performance by the Borrower and each other Obligor of this Agreement, the Notes and each other Loan Document executed or to be executed by it and the Borrower's and each other Obligor's granting of the Liens provided for in the Loan Documents are within the Borrower's and each other Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

     (a)   contravene the Borrower's or any other Obligor's Organic Documents;

     (b) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any of its Subsidiaries; or

     (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any of its Subsidiaries' properties other than pursuant to the Loan Documents.

     SECTION 6.3. Government Approval, Regulation, etc.  Except as disclosed in
                  ------------------------------------
Item 6.3 ("Approvals") of the Disclosure Schedule, no authorization or approval
--------
or other action by, and no notice to or filing with, any Official Body or other Person (including shareholders) is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's or any other Obligor's granting of the Liens provided for in the Loan Documents, all of which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, etc.  This Agreement has been duly executed and
                  -------------
delivered and constitutes, and the Notes and each other Loan Document executed by the Borrower and/or each other Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and/or the other Obligor party or parties thereto, as the case may be, enforceable in accordance with their respective terms.

     SECTION 6.5. Financial Information.  The audited balance sheets of Talton
                  ---------------------
and AmeriTel as at November 30, 1996, and the quarterly unaudited balance sheets of Talton and AmeriTel as at March 31, 1996, June 30, 1996 and September 30, 1996, and the respective related statements of earnings and cash flow of Talton and AmeriTel as at such dates, as well as the audited consolidated balance sheet, income statement and cash flow statement for the Borrower and its Subsidiaries as of December 31, 1996 and the unaudited quarterly consolidated and consolidating balance sheets and income statements and consolidated statements of cash flow for the Borrower and its Subsidiaries as at March 31, 1997, June 30, 1997 and September 30, 1997, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma Balance Sheet and Business Plan has been prepared based upon reasonable assumptions and presents fairly the consolidated financial condition of the Borrower on a pro
                                                                          ---
forma basis after giving effect to this Agreement and the Loan Documents.
-----

     SECTION 6.6. No Material Adverse Change.  (a)  For the period ending on
                  --------------------------
the Closing Date, since the date of the financial statements described in
Section 6.5, there has been no material adverse change in the financial
-----------
condition, operations, assets, business, revenues, properties or prospects of the Borrower and its Subsidiaries.

     (b) For the period from and after the Closing Date, since the Closing Date, there has been no material adverse change in the financial condition, operations, assets, business, revenues, properties or prospects of the Borrower or any of its Subsidiaries.

     SECTION 6.7. Litigation, Labor Controversies, etc.  There is no pending
                  ------------------------------------
or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document or which, except as disclosed in Item 6.7
                                                            --------
("Litigation") of the Disclosure Schedule, may have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Official Body, that could have a Material Adverse Effect. None of the Borrower nor any Subsidiary is a party to, and there is not pending or threatened, any labor dispute, strikes, lock-out, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any Subsidiary is a party, in each case, which could have a Material Adverse Effect.

     SECTION 6.8. Compliance With Laws; Authorizations. Except as disclosed in
                  ------------------------------------
Item 6.3 of the Disclosure Schedule, the Borrower and its Subsidiaries have
--------
complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, those relating to public health and safety and protection of the environment. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained all authorizations necessary and appropriate to own and operate their businesses and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such Authorizations in full force and effect would not have a Material Adverse Effect.

     SECTION  6.9.   Subsidiaries.  The Borrower has no Subsidiaries, except
                     ------------
AmeriTel, Talton, Talton Carolina, Talton STC, Talton Invision and any Subsidiaries which are permitted to have been created or acquired after the Closing Date by the Required Lenders under express written consents in accordance with Section 7.1.10.
                --------------

     SECTION  6.10.  Ownership of Properties.  The Borrower and each of its
                     -----------------------
Subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3.  All of the outstanding shares of capital stock of the Borrower
-------------
and each of its Subsidiaries have been duly authorized and validly issued, have been fully paid and are non-assessable. The Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the trademarks, copyrights, patents, licenses and intellectual property and other rights that are necessary for the operation of their businesses, without conflict with the rights of other Persons and free and clear of burdensome restrictions.

     SECTION  6.11.  Taxes.  The Borrower and each of its Subsidiaries has filed
                     -----
all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower and each of its Subsidiaries is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes, except where such taxes are being contested in good faith by appropriate proceedings with adequate reserves therefor.

     SECTION  6.12.  Pension and Welfare Plans.  During the twelve-consecutive-
                     -------------------------
month period prior to the date of
any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the
   ---------
Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION  6.13.  Environmental Warranties.  Except as set forth in Item 6.13
                     ------------------------                          ---------
("Environmental Matters") of the Disclosure Schedule:

     (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

     (b)   there have been no past, and there are no pending or threatened

           (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

           (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

     (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

     (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

     (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

     (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

     (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; and

     (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION  6.14.  Regulations G, U and X.  The Borrower is not engaged in the
                     ----------------------
business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used to purchase or carry any margin stock or for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION  6.15.  Accuracy of Information. All factual information heretofore
                     -----------------------
or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. All projections have been prepared in good faith on the basis of reasonable assumptions and represent the Borrower's best estimate of its future performance.

     SECTION  6.16.  Operating Contracts.  Except as set forth in Item 6.16
                     -------------------                          ---------
("Operating Contracts") of the Disclosure Schedule, Talton, AmeriTel, Talton Carolina, Talton Invision, and Talton STC are in compliance in all material respects with each of their Operating Contracts and all related agreements.

     SECTION  6.17.  Solvency. Both before and immediately after giving effect
                     --------
to any Borrowing requested hereunder:

     (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower and its Subsidiaries on a consolidated basis, on a going-concern basis;

     (b) the present fair salable value (as defined below) of the assets of Borrower and its Subsidiaries on a consolidated basis will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower and its Subsidiaries on a consolidated basis as they become absolute and matured;

     (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

     (d) the Borrower and its Subsidiaries on a consolidated basis are not, and will not be, engaged in a business for which their consolidated capital is, or would be, unreasonably small for their consolidated business; and

     (e) the Borrower and its Subsidiaries on a consolidated basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or any other Loan Document, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower or any of its Subsidiaries.

For purposes of this Section, the "fair salable value" of the Borrower's and its Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

     SECTION  6.18.  Senior Unsecured Note Instruments.   All of the
                     ---------------------------------
representations and warranties contained in the Senior Unsecured Note Instruments are true and correct as of the Closing Date in all material respects.

     SECTION  6.19.  No Contractual or Other Restrictions.  None of AmeriTel,
                     ------------------------------------
Talton, Talton STC, Talton Invision or any other Subsidiary is a party to any agreement or arrangement or subject to any law, rule, regulation or decision that limits its ability to pay dividends to, or otherwise make Investments in or other payments to, the Borrower or that limits its ability to grant Liens solely in favor of the Administrative Agent.

     SECTION  6.20.  True Copies of Documents.  The Borrower has provided to the
                     ------------------------
Administrative Agent true and complete copies of each executed acquisition agreement with respect to any Related Acquisition and all documents related to any of the foregoing, in each case as in effect on the Closing Date.

     SECTION  6.21.  Absence of any Undisclosed Liabilities.  There are no
                     --------------------------------------
material liabilities of the Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements.


                                  ARTICLE VII

                                   COVENANTS

     SECTION  7.1.    Affirmative Covenants.  The Borrower agrees with the
                      ---------------------
Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
                                          -----------

     SECTION  7.1.1.  Financial Information, Reports, Notices, etc. The Borrower
                      --------------------------------------------
will furnish, or will cause to be furnished, to the Administrative Agent (for distribution to each Lender) copies of the following financial statements, reports, notices and information:

     (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter (including comparisons to the then current budget and to the comparable period for the prior year) and consolidated and consolidating statements of earnings and a consolidated statement of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (including comparisons to the then current budget and to the comparable period for the prior year), certified by the chief financial Authorized Officer of the Borrower;

     (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and a consolidated statement of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Deloitte & Touche, L.L.P. or other independent certified public accountants reasonably acceptable to the Administrative Agent and the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the
                                                      -------------
effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, the steps, if any, being taken to cure it;

     (c) as soon as available and in any event within 45 days after the end of each calendar month of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such calendar month (including comparisons to the then current budget and to the comparable period for the prior year) and consolidated and consolidating statements of earnings and a consolidated statement of cash flow of the Borrower and its Subsidiaries for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month (including comparisons to the then current budget and to the comparable period for the prior year), certified by the chief financial Authorized Officer of the Borrower; provided, however, that for the October 1997 calender month,
                 --------  -------
such statements may be furnished to the Administrative Agent on or prior to December 31, 1997;

     (d) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (i) a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Sections 7.2.4 and (ii) a written statement setting forth management's
--------------
discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such Fiscal Quarter, which statement shall also be delivered in connection with the monthly financial statements required pursuant to clause (c) of this Section 7.1.1;
            ------             -------------

     (e) as soon as possible and in any event within three days after the Borrower has knowledge of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

     (f) as soon as possible and in any event within three days after the Borrower has knowledge of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in
Section 6.7 or (ii) the commencement of any labor controversy, litigation,
-----------
action, proceeding of the type described in Section 6.7, notice thereof and
                                            -----------
copies of all documentation relating thereto;

     (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

     (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension

Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

     (i) notice to the Administrative Agent promptly following the issuance or adoption after the date of this Agreement of any federal, state or local statute, regulation or ordinance or judicial or administrative order limiting or controlling the operations of the Borrower or any of its Subsidiaries which might have a Material Adverse Effect, together with a copy of such statute, regulation, ordinance or judicial or administrative order;

     (j) promptly, and in any event within 60 days after the end of each Fiscal Year, quarterly cash flow, income statement and capital expenditure budgets for the current Fiscal Year (including a description of the assumptions used in the preparation thereof) and a revised business plan through the Stated Maturity Date for the Term Loans in scope and form consistent with the business plan furnished to the Administrative Agent prior to the Closing Date, all in reasonable detail satisfactory to the Administrative Agent and certified by an Authorized Officer of the Borrower, and, within 30 days after the end of each Fiscal Quarter, an explanation of any material deviation from the most recently submitted budgets;

     (k) promptly upon the occurrence thereof, notice of (i) any lapse or other termination of any authorization issued to the Borrower or any Subsidiary by any Official Body, (ii) any refusal by any Official Body to renew or extend any such authorization (unless the Borrower or its Subsidiary is still in the process of negotiating the terms of an extension of such authorization, and has a good faith expectation that such authorization will be renewed or extended), or (iii) any dispute between the Borrower or a Subsidiary and any Official Body which may have a Material Adverse Effect;

     (l) promptly after the receipt thereof, copies of all notices and demands received pursuant to any Senior Unsecured Note Instruments; and

     (m) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION  7.1.2.  Compliance with Laws, etc. The Borrower will, and will
                      -------------------------
cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

     (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

     (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION  7.1.3.  Maintenance of Operating Contracts. The Borrower will, and
                      ----------------------------------
will cause each of its Subsidiaries to, use its reasonable best efforts to maintain, preserve, protect, keep, renew or extend each Operating Contract. The Borrower will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, directly or indirectly, make or cause to be made any material changes, modifications or alterations in the terms or conditions of any of its Operating Contracts, or any other material contracts or leases, if the result of such changes, modifications or alterations would have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents.

     SECTION  7.1.4.  Conduct of Business; Separate Existence; Maintenance of
                      -------------------------------------------------------
Authorizations. The Borrower will, and will cause each of its Subsidiaries to
--------------
(a) carry on and conduct its business in the same manner and in substantially the same fields of enterprise as it is presently conducted; (b) do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and (c) do all things reasonably necessary to renew, extend and continue in effect all authorizations which may at any time and from time to time be necessary to operate and own the business and assets of the Borrower and its Subsidiaries in compliance with all applicable laws and regulations, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION  7.1.5.  Maintenance of Properties. The Borrower will, and will
                      -------------------------
cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower reasonably determines in good faith that the continued maintenance of any of its properties is no longer economical.

     SECTION  7.1.6.  Insurance.  The Borrower will, and will cause each of its
                      ---------
Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION  7.1.7.  Books and Records. The Borrower will, and will cause each
                      -----------------
of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

     SECTION  7.1.8.  Environmental Covenant.  The Borrower will, and will cause
                      ----------------------
each of its Subsidiaries to,

     (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

     (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

     (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this
Section 7.1.8.
-------------

     SECTION  7.1.9.  Additional Collateral. The Borrower shall, and shall cause
                      ---------------------
each of its Subsidiaries to, cause the Administrative Agent and the Lenders to have at all times a first priority perfected security interest (unless otherwise agreed to by the Required Lenders) in all of the assets of the Borrower and its Subsidiaries, all of the issued and outstanding shares of capital stock of the Borrower's Subsidiaries and any personal or material real property acquired by the Borrower or any of its Subsidiaries (including all assets acquired in a Permitted Acquisition) after the Effective Date. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent all assets or deliver or cause to be delivered to the Administrative Agent all shares of capital stock of the Borrower's Subsidiaries, for which possession by the Administrative Agent is required for perfection of such security interest, and shall, and shall cause each of its Subsidiaries to, execute, deliver and/or file (as applicable), or cause to be executed, delivered and/or filed (as applicable), each Pledge Agreement, Security Agreement, Uniform Commercial Code (Form UCC-1) financing statements, Uniform Commercial Code (Form UCC-3) termination statements, and other documentation necessary to grant and perfect such security interest, in each case in form and substance satisfactory to the Administrative Agent. In furtherance of the foregoing, the Borrower shall promptly cause all Preferred Stock that is converted into common capital stock of the Borrower to be pledged to the Administrative Agent pursuant to an Investor Pledge Agreement.

     SECTION  7.1.10.  Future Subsidiaries. Promptly after creation or
                       -------------------
acquisition (directly or indirectly) by the Borrower of any Subsidiary (to the extent permitted by the Required Lenders),

     (a) the Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, the Subsidiary Guaranty and a Subsidiary Security Agreement providing a security interest in all of its assets to the fullest extent permitted by applicable law (it being understood and agreed that no such Subsidiary, if incorporated under the laws of any jurisdiction outside of the United States, shall be required to execute the Subsidiary Guaranty if doing so would, in the opinion of the Administrative Agent, involve material legal impediments, material foreign exchange control ramifications or material tax costs); and

     (b) the Borrower shall deliver, or cause to be delivered, to the Administrative Agent under the Borrower Pledge Agreement or a pledge agreement satisfactory in form and substance to the Administrative Agent, certificates (if any) representing all of the outstanding shares of capital stock of such Subsidiary, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of the Borrower Pledge Agreement or a pledge agreement satisfactory in form and substance satisfactory to the Administrative Agent, together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may require. In addition, any Subsidiary that meets the above criteria but cannot execute a guaranty or security agreement, because of applicable law, or whose guaranty or security agreement is limited by applicable law, shall promptly, upon any change of such law which results in such execution being no longer prohibited or such guaranty or security agreement being no longer so limited, enter into a guaranty or security agreement or shall promptly amend its previously executed guaranty and security agreement in a manner satisfactory to the Administrative Agent.

     SECTION  7.1.11.  Use of Proceeds. The Borrower shall apply the proceeds of
                       ---------------
Term Loans made from and after the Closing Date to (i) refinance outstandings under the Existing Credit Agreement, (ii) fund the Related Acquisitions and
(iii) pay fees and expenses directly related to the Related Acquisitions and in connection with this Agreement. The Borrower shall apply the proceeds of Revolving Loans made from and after the Closing Date (i) to refinance outstanding letters of credit under the Existing Credit Agreement and (ii) for working capital, capital expenditures, general corporate purposes and Permitted Acquisitions. Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

     SECTION  7.1.12.  Interest Rate Protection. By no later than June 30, 1998,
                       ------------------------
the Borrower shall forthwith subject at least 50% of the outstanding principal amount of the Term Loans to Hedging Obligations until the Stated Maturity Date of the Term Loans with counterparties and on terms and conditions satisfactory to the Administrative Agent.

     SECTION  7.2.    Negative Covenants.  The Borrower agrees with the
                      ------------------
Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
                                          -----------

     SECTION  7.2.1.  Business Activities.  The Borrower will not, and will not
                      -------------------
permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or
                 -------------
related thereto.

     SECTION  7.2.2.  Indebtedness. The Borrower will not, and will not permit
                      ------------
any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

     (a)   Indebtedness in respect of the Loans and other Obligations;

     (b)   until the date of the initial Borrowing, Indebtedness identified in
Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;
-------------

     (c)   Indebtedness existing as of the Effective Date which is identified in
Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

     (d) unsecured Indebtedness in an aggregate principal amount not to exceed $115,000,000 (minus any and all payments made thereon) pursuant to the Senior Unsecured Notes;

     (e) Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets and/or for Capitalized Lease Liabilities;

     (f) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding any Indebtedness of the type described in clauses (a), (b), (c) and (f) of the definition of
                         -----------  ---  ---     ---
Indebtedness); and

     (g) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding, so long as the covenants contained therein are no more restrictive than the covenants contained in this Agreement;

provided, however, that no Indebtedness otherwise permitted by clause (f), (g)
--------  -------                                              ----------  ---
or (h) shall be permitted if, after giving effect to the incurrence thereof, any
   ---
Default shall have occurred and be continuing.

     SECTION  7.2.3.  Liens. The Borrower will not, and will not permit any of
                      -----
its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

     (b) until the date of the initial Borrowing, Liens securing payment of the Indebtedness of the type permitted and described in clause (b) of
                                                        ----------
Section 7.2.2;
-------------

     (c) Liens granted prior to the Effective Date to secure payment of the Indebtedness of the type permitted and described in clause (c) of Section 7.2.2,
                                                    ----------    -------------
which Liens are described in Item 7.2.2(c) of the Disclosure Schedule;
                             -------------
     (d) Liens granted to secure payment of the Indebtedness of the type permitted and described in clause (e) of Section 7.2.2 and covering only those
                           ----------    -------------
assets acquired with the proceeds of such Indebtedness;

     (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

     (i) other Liens, securing Indebtedness (but not any Subordinated Debt) in an aggregate amount not exceeding $5,000,000.

     SECTION  7.2.4.  Financial Condition.  The Borrower will not permit:
                      -------------------

     (a) the Total Debt to EBITDA Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period:

                                                  Total Debt
                     Period                    to EBITDA Ratio
                     ------                    ---------------
       Closing Date to (and                         6.0:1
         including) 12/30/98
       12/31/98 to (and                             5.5:1
         including) 12/30/99
       12/31/99 to (and                             5.0:1
         including) 12/30/00
       12/31/00 to (and                             4.5:1
         including) 12/30/01
       12/31/01 and thereafter                      4.0:1;

     (b) the Senior Secured Debt to EBITDA Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period:


                                             Senior Secured Debt
                     Period                    to EBITDA Ratio
                     ------                  -------------------
         Closing Date to (and                       3.5:1
           including) 12/30/99
         12/31/99 and thereafter                    3.0:1;


     (c) the EBITDA to Cash Interest Expense Ratio as at the last day of any Fiscal Quarter ending on a date set forth below to be less than the ratio set forth opposite such date:


                                               EBITDA to Cash
                     Period                Interest Expense Ratio
                     ------                ----------------------
         Closing Date to (and                        1.5:1
           including) 12/31/98
         01/01/99 and thereafter                    1.75:1;

     (d) the EBITDA to Fixed Charges Ratio as at the last day of any Fiscal Quarter beginning on March 31, 1998 for the Rolling Period ending on such date to be less than 1.10:1.

     SECTION  7.2.5.  Investments. The Borrower will not, and will not permit
                      -----------
any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

     (a) Investments existing on the Effective Date identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;
--------

     (b)   Cash Equivalent Investments;

     (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;
   -------------

     (d)  without duplication, Investments permitted as Capital
Expenditures;

     (e) without duplication, Investments made to consummate Permitted Acquisitions; and

     (f) other Investments in an aggregate amount at any one time not to exceed $500,000;

provided, however, that
--------  -------

     (g) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be
                            --------------------------
held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

     (h)  no Investment otherwise permitted by clause (e) or (f) shall be
                                               ----------    ---
permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 7.2.6.  Restricted Payments, etc.  On and at all times after the
                     ------------------------
Effective Date:

     (a) the Borrower will not declare, pay or make any dividends or other distributions (in cash, property or obligations) on its capital stock or other equity interests (now or hereafter outstanding) of the Borrower (other than dividends payable in its own capital stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the payment, purchase, redemption, sinking fund or other retirement or acquisition of, or agree or permit any of its Subsidiaries to pay for, purchase, redeem, retire or acquire, any capital stock or other equity interests (including warrants and options) of the Borrower or any of its Subsidiaries or any Subordinated Debt, any Senior Unsecured Notes or tax sharing payments, except that, so long as no Default has occurred and is
                  ------
continuing, (i) the Borrower may pay the Preferred Dividends on the Preferred Stock commencing in the 1997 Fiscal Year in a maximum aggregate amount not to exceed $480,000 in any Fiscal Year and (ii) the Borrower may pay interest on the Senior Unsecured Notes in accordance with the terms thereof as in effect on the Closing Date;

     (b) the Borrower will not permit any Subsidiary to declare or pay any dividends or make any other distributions on its capital stock or other equity interests (other than, in the case of a corporation, dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding, or pay any Indebtedness, except any Subsidiary may declare and pay distributions or dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

     (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

     SECTION 7.2.7.  Limitation on Management and Advisory Fees.  The Borrower
                     ------------------------------------------
will not, and will not permit any of its Subsidiaries to, enter into any arrangement for the payment of, or pay, management, advisory or similar fees (whether with EUFCC, Onyx or otherwise) in excess of $500,000 in any Fiscal Year other than, in connection with any acquisition, a fee to EUFCC equal to 2.0% of that portion of the acquisition price of any acquisition that does not exceed $15,000,000 and 1.5% of that portion of the acquisition price of any acquisition that does exceed $15,000,000 ("Acquisition
                                                                    -----------
 Fees"), so long as the aggregate of all such Acquisition Fees in any event does
 ----
 not exceed $40,000 in the aggregate in any Fiscal Year; provided, however, that
                                                         --------  -------
the fees permitted pursuant to this Section may only be paid so long as no Default has occurred and is continuing.

     SECTION 7.2.8.  Take or Pay Contracts.  The Borrower will not, and will
                     ---------------------
not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.9.  Consolidation, Merger, etc.  The Borrower will not, and
                     --------------------------
will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any part of the assets of any Person (or of any division thereof) except

     (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Wholly-Owned Subsidiary, and the assets or stock of any theretofore existing Subsidiary may be purchased or otherwise acquired by the Borrower or any other Wholly-Owned Subsidiary (with the Borrower or such Wholly-Owned Subsidiary to be the surviving corporation in any such transaction); and

     (b) Permitted Acquisitions; so long as (i) no Default has occurred and is continuing or would result therefrom, (ii) such other Person is organized or incorporated under the laws of a state of the United States and (iii) the Borrower or the survivor of the merger or consolidation has executed such agreements and instruments as requested by the Administrative Agent to evidence the continued compliance with the obligations of the Borrower and its Subsidiaries under this Agreement and the Loan Documents to which it is a party.

     SECTION 7.2.10.  Asset Dispositions, etc.  The Borrower will not, and will
                      -----------------------
not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey all or any part of its assets (including accounts receivable and capital stock of Subsidiaries), or issue stock of or grant options, warrants or other equity rights in the Borrower or its Subsidiaries to any Person, unless

     (a) such sale, transfer, lease, contribution or conveyance (i) is in the ordinary course of its business and is, in the reasonable and good faith opinion of the Borrower, of obsolete or worn out property or property no longer used in its business, (ii) is to the Borrower or (iii) is permitted by Section 7.2.9; or
                                                               -------------
     (b) such sale, transfer, lease, contribution or conveyance is for fair market value to any Person other than an Affiliate, and the following conditions are met:

          (i) the aggregate fair market value, as well as the aggregate book value, of all such asset sales do not exceed $100,000 in any Fiscal Year or $250,000 from and after the Closing Date;

         (ii) immediately prior to and immediately after giving effect to such disposition, no Default or Event of Default shall have occurred or would result therefrom;

        (iii)  the Borrower has applied any Net Disposition Proceeds pursuant to
Section 3.1.1(d); and
----------------

         (iv) all the consideration for such sale, transfer, lease, contribution or conveyance is cash.

     SECTION 7.2.11.  Modification of Certain Agreements.  The Borrower will
                      ----------------------------------
not, without the prior written consent of the Required Lenders and the Administrative Agent, consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) any Operating Contract, if the effect of such amendment, supplement or modification might individually or in the aggregate have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents, (b) the Senior Unsecured Note Instruments,
(c) the documents relating to the Preferred Stock, (d) documents relating to any warrant or option granted by the Borrower if the effect of such amendment, supplement or other modification is to impose or increase any monetary obligation on the Borrower, or (e) any acquisition agreement relating to any Permitted Acquisition or Related Acquisition.

     SECTION 7.2.12.  Transactions with Affiliates.  The Borrower will not, and
                      ----------------------------
will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary comparable to the terms that would be achieved in an arm's length transaction with a Person that is not an Affiliate and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.13.  Negative Pledges, Restrictive Agreements, etc.  The
                      ---------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and the Senior Unsecured Note Instruments, as in effect on the date hereof) prohibiting

     (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

     (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 7.2.14.  Changes to Fiscal Year.  The Borrower will not, and will
                      ----------------------
not permit any of its Subsidiaries to, change its Fiscal Year.

     SECTION 7.2.15.  Rental Obligations.  The Borrower will not, and will not
                      ------------------
permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $1,500,000 for any Fiscal Year; provided that such amount may
                                                  --------
be increased to $2,000,000 upon 60 days prior written notice from the Borrower to the Administrative Agent that aggregate rental payments will exceed $1,500,000 for such Fiscal Year.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     SECTION 8.1.  Listing of Events of Default.  Each of the following events
                   ----------------------------
or occurrences described in this Section 8.1 shall constitute an "Event of
                                 -----------                      --------
Default".
-------

     SECTION 8.1.1.  Non-Payment of Obligations.  The Borrower shall default in
                     --------------------------
the payment or prepayment when due of any principal of any Loan or any Reimbursement Obligation, or the Borrower shall default (and such default shall continue for a period of three days) in the payment when due of any interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2.  Breach of Warranty.  Any representation or warranty of the
                     ------------------
Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to
Article V) is or shall be incorrect when made in any material and adverse
---------
respect.

     SECTION 8.1.3.  Non-Performance of Certain Covenants and Obligations.  The
                     ----------------------------------------------------
Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1(e), Section 7.1.9, Section 7.1.10, Section
                  ----------------  -------------  --------------  -------
7.1.11 or Section 7.2.
------    -----------

     SECTION 8.1.4.  Non-Performance of Other Covenants and Obligations.  Any
                     --------------------------------------------------
Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after such Obligor has knowledge thereof or notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

     SECTION 8.1.5.  Default on Other Indebtedness.  A default shall occur in
                     -----------------------------
the payment when due, whether by acceleration or otherwise, of any other Indebtedness (including any Subordinated Debt but other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any
             -------------
other Obligor having a principal amount, individually or in the aggregate, in excess of $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such other Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6.  Judgments.  Any judgment or order for the payment of money
                     ---------
in excess of $2,500,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

     (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

     (b) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7.  Pension Plans.  Any of the following events shall occur
                     -------------
with respect to any Pension Plan

     (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or

     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8.  Control of the Borrower.  Any Change in Control shall
                     -----------------------
occur.

     SECTION 8.1.9.  Bankruptcy, Insolvency, etc.  The Borrower or any of its
                     ---------------------------
Subsidiaries or any other Obligor shall

     (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

     (d) permit or suffer to exist the commencement of or commence any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

     (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10.  Impairment of Security, etc.  Any Loan Document, or any
                      ---------------------------
Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 8.1.11.  Impairment of Operating Contracts, etc.  Any Operating
                      --------------------------------------
Contract or Operating Contracts, in the aggregate, the cancellation or termination of which might have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under any of the Loan Documents, expires without renewal (unless the Borrower or such Subsidiary is, following such expiration date, still in the process of negotiating the terms of an extension of such Operating Contract, and has a good faith expectation that such Operating Contract will be extended or renewed) or is suspended (and as a result of such expiration or suspension, the operation of the applicable equipment is terminated or otherwise disrupted) or revoked, and is not replaced, or the Borrower or a Subsidiary shall become subject to any injunction or other order with respect to such Operating Contract which might have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under any of the Loan Documents.

     SECTION 8.2.  Action if Bankruptcy.  If any Event of Default described in
                   --------------------
clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not
-----------         ---    -------------
theretofore terminated) shall automatically terminate immediately and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

     SECTION 8.3.  Action if Other Event of Default.  If any Event of Default
                   --------------------------------
(other than any Event of Default described in clauses (a) through (d) of Section
                                              -----------         ---    -------
8.1.9) shall occur for any reason, whether voluntary or involuntary, and be
-----
continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.


                                  ARTICLE IX

                     THE AGENTS AND AGENT-RELATED PERSONS

     SECTION 9.1.  Actions and Indemnity.  Each Lender hereby appoints CIBC as
                   ---------------------
its Administrative Agent, Documentation Agent and Syndication Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent, the Documentation Agent and the Syndication Agent to act on behalf of such Lender under this Agreement, the Notes, each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent, the Documentation Agent or the Syndication Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, the Documentation Agent or the Syndication Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or any other Loan Document, no Agent or Agent-Related Person shall have any duties or responsibilities except those expressly set forth herein, nor shall any Agent or Agent-Related Person have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent or Agent-Related Person. Each

Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents and the Agent-Related Persons, pro rata according to such
                                                     --- ----
Lender's Percentage (or, after termination of this Agreement, according to the Percentages in effect immediately prior thereto), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Agent or Agent-Related Persons, in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees and expenses, and as to which such Agent or Agent-Related Person is not reimbursed by the Borrower; provided, however, that no
                                                  --------  -------
Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's or Agent-Related Person's gross negligence or wilful misconduct. No Agent or Agent-Related Person shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent or Agent-Related Person shall be or become, in such Person's determination, inadequate, such Person may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2.  Funding Reliance, etc.  Unless the Administrative Agent
                   ---------------------
shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3.  Exculpation.  Neither the Administrative Agent, the
                   -----------
Documentation Agent, the Syndication Agent, nor any Agent-Related Person shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or Agent-Related Person shall not obligate it to make any further inquiry or to take any action. Each Agent and Agent-Related Person shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent or Agent-Related Person believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4.  Successor.  The Administrative Agent may resign as such at
                   ---------
any time upon at least 30 days' prior notice to the Borrower and all Lenders.
If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder, subject (so long as no Default or Event of Default shall have occurred and be continuing) to the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of:

     (a)  this Article IX shall inure to its benefit as to any actions taken
               ----------
or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

     (b)  Section 10.3 and Section 10.4 shall continue to inure to its benefit.
          ------------     ------------

     SECTION 9.5.  Loans by CIBC.  CIBC shall have the same rights and powers
                   -------------
with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating in the Letters of Credit as any other Lender and may exercise the same as if it and/or any of its Affiliates were not the Administrative Agent, the Documentation Agent, the Syndication Agent an Arranger, a subordinated lender or an equity investor, as the case may be. CIBC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if CIBC were not the Administrative Agent, the Documentation Agent, the Syndication Agent, an Arranger, a subordinated lender or an equity investor.

     SECTION 9.6.  Credit Decisions.  Each Lender acknowledges that it has,
                   ----------------
independently of the Agents, each Agent-Related Person and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, each Agent-Related Person and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7.  Copies, etc.  The Administrative Agent shall give prompt
                   -----------
notice to each Lender of each notice or request required to be given and actually given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account, and copies of all other communications received by the Administrative Agent, in each case from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION 10.1.  Waivers, Amendments, etc.  The provisions of this Agreement
                    ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders); provided, however, that no such amendment,
                          --------  -------
modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b)  modify this Section 10.1, change the definition of "Required
                           ------------
Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release any guarantor (if any) party to a
                      -----------
Loan Document or all or substantially all collateral security, except as otherwise specifically provided in any Loan Document, or extend any Commitment Termination Date shall be made without the consent of each Lender directly affected thereby;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation) shall be made without the consent of the holder of the Note evidencing such Loan;

          (d) increase the Stated Amount of any Letter of Credit unless consented to by any Issuer; or

          (e) affect adversely the interests, rights or obligations of (i) the Administrative Agent qua the Administrative Agent, unless consented to by the
                     ---
Administrative Agent, (ii) the Documentation Agent qua the Documentation Agent,
                                                   ---
unless consented to by the Documentation

Agent, (iii) the Syndication Agent qua the Syndication Agent, unless consented
                                   ---
to by the Syndication Agent or (iv) the Issuer qua the Issuer, unless consented
                                               ---
to by the Issuer.

No failure or delay on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Documentation Agent, the Syndication Agent any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. All rights and remedies hereunder are cumulative, and not exclusive of rights and remedies provided under law or otherwise.

     SECTION 10.2.  Notices.  All notices and other communications provided to
                    -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given, in the case of notices to the Administrative Agent or any Lender, when received and, in the case of notices to the Borrower or any other Obligor, the earlier of when received and three days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

     SECTION 10.3.  Payment of Costs and Expenses.  The Borrower agrees to pay
                    -----------------------------
on demand all expenses of the Administrative Agent, the Documentation Agent and the Syndication Agent (including due diligence expenses, syndication expenses and the fees and other charges of Mayer, Brown & Platt, counsel to the Administrative Agent, the Documentation Agent and the Syndication Agent, and of local counsel, if any, who may be retained by counsel to the Administrative Agent, the Documentation Agent or the Syndication Agent) in connection with

          (a) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated, and

          (b) the custody, preservation, use or operation of any collateral security provided under any Loan Document, the filing, recording, refiling or rerecording of each Pledge Agreement, each Security Agreement, each instrument relating to real property or leases and/or any Uniform Commercial Code financing statements and any other security instruments relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Pledge Agreement, such Security Agreement, instruments relating to real property or leases or other security instrument, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document and/or the consideration of legal issues relevant to this Agreement or any other Loan Document, and

          (d)  the syndication of the Loans to the Lenders.

The Borrower further agrees to pay, and to save the Administrative Agent, the Documentation Agent, the Syndication Agent, the Issuer, and the Lenders harmless from all liability for, any stamp or other taxes (other than franchise taxes and taxes imposed on or measured by any Lender's net income) which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, the issuance of the Letters of Credit or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations and/or any collateral security or guarantee therefor.

     SECTION 10.4.  Indemnification.  In consideration of the execution and
                    ---------------
delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, each Agent-Related Person, the Documentation Agent, the Syndication Agent, the Issuer and each Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free
                                                    -------------------
and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"),
                                                      -----------------------
incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);
                    ---------

          (c) any investigation, litigation or proceeding related to any proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

      (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

      (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against the Administrative Agent, any Agent-Related Person or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5.  Survival.  The obligations of the Borrower under Sections
                    --------                                         --------
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
---  ---  ---  ---  ----     ----
Section 9.1, shall in each case survive any termination of this Agreement, the
-----------
payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6.  Severability.  Any provision of this Agreement or any other
                    ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7.  Headings.  The various headings of this Agreement and of
                    --------
each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8.  Execution in Counterparts, Effectiveness, etc.  This
                    ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION 10.9.    Governing Law; Entire Agreement.  THIS AGREEMENT, THE
                      -------------------------------
NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10.   Successors and Assigns.  This Agreement shall be binding
                      ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                        --------  -------

     (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

     (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.
   -------------

     SECTION 10.11.   Sale and Transfer of Loans and Notes; Participations in
                      -------------------------------------------------------
Loans and Notes. Each Lender may assign, or sell participations in, its Loans,
---------------
Letter of Credit participations and Commitments to one or more other Persons in accordance with this Section 10.11.
                     -------------

     SECTION 10.11.1. Assignments.  The Administrative Agent and each Lender,
                      -----------

     (a) with the written consents of (i) so long as no Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably delayed or withheld and which shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) and (ii) the Administrative Agent, may at any time assign and delegate to one or more commercial banks or other financial institutions or other Persons, and

     (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans,
       ---------------
Letter of Credit Outstandings and Commitments (which assignment and delegation shall be of a constant, and not a varying, pro rata percentage of all the
                                           --- ----
assigning Lender's Loans, Letter of Credit Outstandings and Commitments) in a minimum aggregate amount equal to the lesser of $5,000,000 or all of such Lender's remaining Loans and Commitments, and increments of $1,000,000; provided, however, that any such Assignee Lender will comply, if applicable,
--------  -------
with the provisions contained in the last sentence of Section 4.6 and further
                                                      -----------     -------
provided, however, that, the Borrower, each other Obligor and the Administrative
--------  -------
Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

     (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

     (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

     (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder (other than under
Section 9.1 for the period it was a party hereto) and under the other Loan
-----------
Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null
                                                ---------------
and void.

     SECTION 10.11.2. Participations.  Any Lender may at any time sell to one or
                      --------------
more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of
                               -----------
the Loans, Letter of Credit Outstandings Commitments or other interests of such Lender hereunder; provided, however, that
                  --------  -------

     (a) no participation contemplated in this Section 10.11 shall relieve such
                                               -------------
Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

     (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

     (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents; and

     (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1.
   ----------    ---    ------------

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
------------  ---  ---  ---  ---  ---  ----     ----
Lender.

     SECTION 10.12.   Other Transactions.  Nothing contained herein shall
                      ------------------
preclude the Administrative Agent, any Agent-Related Person or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13.   Certain Collateral and Other Matters; Hedging Obligation
                      --------------------------------------------------------
Information.  () The Administrative Agent is authorized on behalf of all the
-----------
Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

     (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Administrative Agent upon any collateral (i) upon termination of the Commitments and payment in full in cash of all principal of and interest on the Loans, all fees payable pursuant to Sections 3.3 and 10.3
                                           ------------     ----
and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement);
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter;
(iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended;
(v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1, each Lender. Upon request by the Administrative Agent
            ------------
at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this
Section 10.15.
-------------

     (b) Each Lender which enters into arrangements with the Borrower in respect of Hedging Obligations hereby agrees to supply the Administrative Agent in writing on or about each Quarterly Payment Date with the amount of any termination obligations of the Borrower thereunder and any net payments owing by the Borrower thereunder.

     SECTION 10.14.   Forum Selection and Consent to Jurisdiction.  ANY
                      -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK CITY OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
          --------  -------
COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK CITY OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT
                          -------------
1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS ADMINISTRATIVE AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE

SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15.   Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE
                      --------------------
LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    TALTON HOLDINGS, INC.


                                    By: /s/ JOHN R. SUMMERS
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    Address:  611 S W Third Street
                                              Lee's Summit, MO 64063
                                    Facsimile No.:    (816) 525-3006
                                    Attention:        John R. Summers



                                    CANADIAN IMPERIAL BANK OF
                                    COMMERCE, as Administrative Agent,
                                    Documentation Agent and Syndication Agent


                                    By: /s/ CYNTHIA McCAHILL
                                       -----------------------------------------
                                    Title: Authorized Signatory


                                    Address:  425 Lexington Avenue
                                              New York,  NY 10017
                                    Facsimile No.:    (212) 856-3558
                                    Attention:        Cynthia McCahill

          PERCENTAGE                LENDERS
          ----------                -------


          68.75%                    CIBC INC.


                                    By: /s/ CYNTHIA McCAHILL
                                       -----------------------------------------
                                    Title: Executive Director, CIBC
                                           Oppenheimer Corp., as Agent


                                    Domestic Office: 425 Lexington Avenue
                                                     New York, NY  10017
                                    Facsimile No.:   (212) 856-3763
                                    Attention:       Christine Aharonian

                                    LIBOR Office:    425 Lexington Avenue
                                                     New York, NY  10017
                                    Facsimile No.:   (212) 856-3763
                                    Attention:       Christine Aharonian


          31.25%                    FIRST SOURCE FINANCIAL LLP

                                    By:  First Source Financial, Inc.,
                                    its Agent/Manager


                                    By: /s/ DAVID WAGNER
                                       -----------------------------------------
                                    Title:


                                    Domestic Office: 2850 West Golf Road
                                                     5th Floor
                                                     Rolling Meadows, IL  60008
                                    Facsimile No.:   (847) 734-7910
                                    Attention:       Karen Posch

                                    LIBOR Office:    2850 West Golf Road
                                                     5th Floor
                                                     Rolling Meadows, IL  60008
                                    Facsimile No.:   (847) 734-7910
                                    Attention:       Karen Posch
          -------
          100.00%

                                  SCHEDULE I


                              DISCLOSURE SCHEDULE
                              -------------------


ITEM 6.3.  Approvals.
           ---------

     Alabama        Missouri
     Arizona        New Mexico
     Florida        New York
     Georgia        Nevada
     Indiana        Oregon
     Kentucky       Pennsylvania
     Louisiana      South Carolina
     Minnesota      Washington
     Mississippi


ITEM 6.7.  Litigation.
           ----------

     None.


ITEM 6.12. Employee Benefit Plans.
           ----------------------

     None.


ITEM 6.13. Environmental Matters.
           ---------------------

     None.


ITEM 6.16. Operating Contracts.
           -------------------

     None.


ITEM 7.2.2(b).  Indebtedness to be Paid.
                -----------------------

     None.

ITEM 7.2.2(c).  Ongoing Indebtedness.
                --------------------

     None.


ITEM 7.2.5(a).  Ongoing Investments.
                -------------------

     The Company will own 100% of the stock of AmeriTel, 100% of the stock of Talton STC, 100% of the stock of Talton Invision and 100% of the Stock of Talton (which, in turn, will continue to own 100% of the stock of Talton of Carolina).